As filed with the Securities and Exchange Commission on October 18, 2005
Registration No. 333-128279

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 2
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIFEPOINT HOSPITALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1538254
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

103 Powell Court, Suite 200
Brentwood, Tennessee 37027
(615) 372-8500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Kenneth C. Donahey
President
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
(615) 372-8500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Morton A. Pierce, Esq.
Frank R. Adams, Esq.
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 259-8000

      Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2005
PROSPECTUS
$225,000,000
3.25% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2025
AND
COMMON STOCK ISSUABLE UPON CONVERSION OF THE DEBENTURES

       We issued the Debentures in a private placement in August 2005. This prospectus will be used by selling securityholders to resell their Debentures and the common stock issuable upon conversion of their Debentures.
      The Debentures are our unsecured senior subordinated indebtedness. The Debentures will bear regular interest at a rate of 3.25% per annum. We will pay regular interest on the Debentures on February 15 and August 15 of each year, beginning on February 15, 2006. The Debentures will mature on August 15, 2025.
      The Debentures are convertible (subject to certain limitations imposed by our Credit Agreement) under the following circumstances: (1) if the price of our common stock reaches a specified threshold during specified periods, (2) if the trading price of the Debentures is below a specified threshold, (3) if the Debentures have been called for redemption, or (4) if specified corporate transactions or other specified events occur, each as described in this prospectus. Subject to certain exceptions described under “Description of the Debentures,” we will deliver cash and shares of our common stock, as follows: (i) an amount in cash (the “principal return”) equal to the lesser of (a) the principal amount of Debentures surrendered for conversion and (b) the product of the conversion rate and the average price of our common stock, as defined herein (the “conversion value”), and (ii) if the conversion value is greater than the principal return, an amount in shares of our common stock, as described in this offering memorandum. As described in this prospectus, our ability to pay the principal return in cash is subject to important limitations imposed by our Credit Agreement and other indebtedness we may have in the future. In certain circumstances, even if any of the foregoing conditions to conversion have occurred, the Debentures will not be convertible because of our Credit Agreement, and you will not be able to declare a default or an event of default under the Debentures.
      The conversion rate will initially be 16.3345 shares of our common stock per $1,000 principal amount of Debentures (subject to adjustment in certain events). This is equivalent to a conversion price of $61.22 per share of common stock. In addition, if certain corporate transactions that constitute a change of control occur on or prior to February 20, 2013, we will increase the conversion rate in certain circumstances, unless such transaction constitutes a public acquirer change of control and we elect to modify the conversion rate into public acquirer common stock, as described in this prospectus.
      On or after February 20, 2013, we may redeem for cash some or all of the Debentures at any time at a price equal to 100% of the principal amount of the Debentures to be redeemed, plus any accrued and unpaid interest, including additional interest, to but excluding the date fixed for redemption.
      Holders may require us to purchase for cash some or all of their Debentures on February 15, 2013, February 15, 2015 and February 15, 2020, or upon the occurrence of a fundamental change as described under “Description of the Debentures”, at 100% of the principal amount of the Debentures to be purchased, plus any accrued and unpaid interest, including additional interest, to but excluding the purchase date.
       Investing in these securities involves risks. You should carefully review the discussion under the heading “Risk Factors” beginning on page 10 regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.
       The Debentures are not listed on any securities exchange. Although the Debentures issued in the private placement are eligible for trading in the PORTAL market, the Debentures sold using this prospectus will no longer be eligible for trading in the PORTAL market.
      Our common stock is quoted on the Nasdaq National Market under the symbol “LPNT.” The last reported sale price of our common stock on October 12, 2005 was $42.91.
      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is                     , 2005.

      We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

      Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$,” “dollars,” “U.S. dollars” or “U.S.$”).
ABOUT THIS PROSPECTUS
      This prospectus is part of a resale registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. Under this prospectus, as it may be amended or supplemented from time to time, the selling securityholders may sell some or all of the securities described in this prospectus in one or more transactions from time to time.

FORWARD-LOOKING STATEMENTS
      Forward-looking statements are included or incorporated by reference in this prospectus. Broadly speaking, forward-looking statements include:

•	projections of our revenues, net income, earnings per share, capital expenditures or other financial items;

•	descriptions of our plans or objectives for future operations or services, including pending acquisitions;

•	forecasts of our future economic performance; and

•	descriptions of assumptions underlying or relating to any of the foregoing.
      In this prospectus and the documents incorporated by reference herein, for example, we make forward-looking statements discussing our expectations about:

•	future financial performance;

•	future liquidity;

•	industry trends;

•	patient volumes and related revenues;

•	recruiting and retention of physicians and clinical personnel;

•	future capital expenditures;

•	the impact of new accounting standards; and

•	future acquisitions.
      Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements often include words such as “can,” “could,” “may,” “should,” “believe,” “will,” “would,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “intend,” “target,” “continue” or similar expressions. Do not unduly rely on forward-looking statements, which give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we might not update them to reflect changes that occur after the date they are made. The following are some of the factors that could cause our actual results to differ materially from the expected results described in or underlying our forward-looking statements:

•	problems that may arise in integrating the Province hospitals and our other acquired hospitals;

•	reduction in payments to healthcare providers by government and commercial third-party payors, as well as cost-containment efforts of insurers and other payors;

•	the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by our corporate integrity agreement;

•	our ability to manage healthcare risks and the lack of state and federal tort reform;

•	the availability, cost and terms of insurance coverage;

•	the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare professionals;

•	the ability to attract and retain qualified management and personnel;

•	the geographic concentration of our operations;

•	our ability to acquire hospitals on favorable terms and to complete budgeted capital improvements successfully;

ii

•	our ability to operate and integrate newly acquired facilities successfully;

•	the availability and terms of capital to fund our business strategy;

•	changes in our liquidity or the amount or terms of our indebtedness and in our debt credit ratings;

•	the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblower investigations;

•	changes in generally accepted accounting principles or practices;

•	volatility in the market value of our common stock;

•	changes in general economic conditions in the markets we serve and changes in the manner in which employers provide healthcare coverage to their employees;

•	our reliance on information technology systems maintained by HCA Information Technology and Services, Inc.;

•	the costs of complying with the Americans with Disabilities Act and the related litigation;

•	our ability to comply with all aspects of the Sarbanes-Oxley Act and regulations promulgated thereunder; and

•	those risks and uncertainties described from time to time in our filings with the SEC.
      Many of these factors are beyond our control and could cause results to differ significantly from our expectations. Some of these factors are described in more detail in the section captioned “Risk Factors”. Other factors are described elsewhere in this prospectus and the documents incorporated by reference in this prospectus. Any factor described in this prospectus or the documents incorporated by reference could by itself, or together with one or more factors, adversely affect our business, results of operations and/or financial condition. There may be factors not described in this prospectus or the documents incorporated by reference that could cause results to differ from our expectations.
      In addition, this prospectus and the documents incorporated by reference contain forward-looking statements about the benefits of the business combination with Province, as well as other acquisitions that we have entered into since the Province business combination. They reflect our current beliefs. However, as with any undertaking of this type, there are substantial risks and uncertainties in the process of integrating the businesses of Historic LifePoint and Province. There is no guarantee that we will realize the expected financial, operational and other benefits we anticipate from the business combination with Province.
      We undertake no duty to update forward-looking statements.

iii

SUMMARY
      This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus. This summary may not contain all of the information that may be important to you. Please review this prospectus in its entirety, including the “Risk Factors” and the financial statements and the related notes incorporated by reference in this prospectus, before you decide to invest in these Debentures. Unless otherwise noted, the terms “LifePoint,” “Company,” “we,” “us,” and “our” refer to LifePoint Hospitals, Inc. and its subsidiaries.
Overview
      We are a hospital company focused on providing healthcare services in non-urban communities. On April 15, 2005 we acquired all of the outstanding capital stock of each of Historic LifePoint (formerly LifePoint Hospitals, Inc.) and Province Healthcare Company through the merger of LifePoint Merger Sub with and into Historic LifePoint, with Historic LifePoint continuing as the surviving corporation of such merger, and the merger of Province Merger Sub with and into Province, with Province continuing as the surviving corporation of such merger. Each of Historic LifePoint and Province is now a wholly owned subsidiary of ours.
      As of July 1, 2005, the Company operated 52 general, acute care hospitals with an aggregate of 5,671 licensed beds in non-urban communities in 20 states. Forty-nine of our hospitals are located in markets where we are the sole hospital provider in the community. For the fiscal year ended December 31, 2004, on a pro forma basis to reflect the Province business combination, we had revenues of approximately $1.9 billion. Our predecessor company, Historic LifePoint, became an independent, publicly traded company on May 11, 1999, when HCA Inc., which we refer to in this prospectus as HCA, distributed all outstanding shares of Historic LifePoint common stock to its stockholders.
Industry Overview
      We believe that non-urban healthcare markets are attractive because of the following factors:

•	Less Competition. Non-urban communities have smaller populations with fewer hospitals and other healthcare service providers. We believe that the smaller populations and relative significance of the hospitals in these markets may lessen the likelihood of the entry of other hospitals or alternate non-hospital providers, including outpatient surgery centers, rehabilitation centers and diagnostic imaging centers.

•	Community Focus. We believe that non-urban areas generally view the local hospital as an integral part of the community. Therefore, we believe patients and physicians tend to be more loyal to the hospital.

•	Acquisition Opportunities. Currently, not-for-profit and governmental entities own most non-urban hospitals. These entities often have limited access to the capital needed to keep pace with advances in medical technology. In addition, these entities sometimes lack the management resources necessary to control hospital expenses, recruit and retain physicians, expand healthcare services and comply with increasingly complex reimbursement and managed care requirements. As a result, patients may migrate to, may be referred by local physicians to, or may be encouraged by managed care plans to travel to, hospitals in larger, urban markets. We believe that, as a result of these pressures, many not-for-profit and governmental owners of non-urban hospitals who wish to preserve the local availability of quality healthcare services are interested in selling or leasing these hospitals to companies, like ours, that are committed to the local delivery of healthcare and that have greater access to capital and management resources.

Operating Philosophy
      We are committed to operating general, acute care hospitals in growing, non-urban markets. As a result, our operating philosophy is focused on the unique patient and provider needs and opportunities in these communities. This philosophy includes a commitment to:

•	improving and increasing the scope of available healthcare services;

•	providing physicians a positive environment in which to practice medicine, with access to necessary equipment, office space and resources;

•	providing an outstanding work environment for employees;

•	recognizing and expanding the hospital’s role as a community asset; and

•	continuing to improve each hospital’s financial performance.
Business Strategy
We intend to manage our hospitals in accordance with our operating philosophy and use the following strategies tailored for each of our markets:

•	Expand Breadth of Services and Attract Community Patients. We will strive to increase revenues by improving and broadening the scope of healthcare services available at our facilities and to recruit physicians with a broader range of specialties. We believe that our expansion of available treatments and our community focus will encourage residents in the non-urban markets we serve to seek care locally at our facilities rather than at facilities outside the area. Historic LifePoint has undertaken projects in a majority of its hospitals that are targeted at expanding specialty services.

•	Strengthen Physician Recruiting and Retention. We believe that recruiting physicians in local communities is critical to increasing the quality of healthcare and the breadth of available services at our facilities. Our physician recruitment program is currently focused on recruiting additional specialty care physicians and primary care physicians and we expect to continue this focus. Our management will continue to focus on working more effectively with individual physicians and physician practices. We believe that expansion of the range of available treatments at our hospitals should also assist in physician recruiting and contribute to the sense that our hospitals are community assets.

•	Improve Expense Management. We will seek to control costs by, among other things, attempting to improve labor productivity and decrease the use of contract labor, controlling supply expenses through the use of a group purchasing organization, controlling professional and general liability insurance expenses through the utilization of risk management and quality care programs, and reducing uncollectible revenues. Historic LifePoint has implemented cost control initiatives that include appropriately adjusting staffing levels according to patient volumes, modifying supply purchases according to usage patterns and providing support to hospital staff in more efficient billing and collection processes. We believe that as our company grows, we should benefit from our ability to spread fixed administrative costs over a larger base of operations.

•	Retain and Develop Stable Management. We will seek to retain the executive teams at our hospitals to enhance medical staff relations and maintain continuity of relationships within the community. We will focus our recruitment of managers on those who wish to live and practice in the communities in which our hospitals are located and we will allow our hospital managers to participate in our stock incentive plans.

•	Improve Managed Care Position. We will continue to strive to improve our revenues from managed care plans by negotiating facility-specific contracts with these payors on terms appropriate for smaller, non-urban markets.

•	Acquire Other Hospitals. We will continue to pursue a disciplined acquisition strategy and seek to identify and acquire hospitals in non-urban markets that are the sole or significant market provider of healthcare services in the community. By implementing our operating strategies, we believe that we may attract many of the patients in these markets that historically have sought care elsewhere.
      We believe that our strategic goals align our interests with those of the local communities served by our hospitals. We believe that the following qualities enable us to successfully compete for acquisitions:

•	our commitment to maintaining the local availability of healthcare services;

•	our reputation for providing market-specific, broader-based healthcare;

•	our focus on physician recruiting and retention;

•	our management’s operating experience;

•	our access to financing and our liquidity; and

•	our ability to provide the necessary equipment and resources for physicians.
Recent Developments
      On July 1, 2005, the Company completed its acquisition of Danville Regional Medical Center and related assets in Danville, Virginia. Danville Regional Medical Center is a 350-bed hospital servicing residents in the Dan River Region.
      On July 14, 2005, the Company announced that it had signed a definitive agreement to purchase five non-urban Virginia and West Virginia hospitals from HCA for approximately $285 million, plus working capital and other adjustments. The transaction is expected to be completed in the fourth quarter of 2005. The five facilities include the 200-bed Clinch Valley Medical Center, Richlands, Virginia; 325-bed St. Joseph’s Hospital, Parkersburg, West Virginia; 155-bed Saint Francis Hospital, Charleston, West Virginia; 369-bed Raleigh General Hospital, Beckley, West Virginia; and 68-bed Putnam General Hospital, Hurricane, West Virginia. The acquisition is subject to customary conditions, including the obtaining of regulatory approvals and consents, and there can be no assurance that such acquisition will be consummated.

The Offering

Issuer	LifePoint Hospitals, Inc.

Securities Offered	$200 million principal amount of 3.25% Convertible Senior Subordinated Debentures due 2025 (plus up to an additional $25 million principal amount available for purchase by the initial purchasers at their option solely to cover over-allotments, which option must close within 30 days from the initial closing date).

Maturity Date	August 15, 2025.

Interest	3.25% per annum on the principal amount, payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2006.

Ranking	The Debentures will be our unsecured senior subordinated obligations, and any payments on the Debentures will be subordinated to the prior payment in full of our existing and future senior indebtedness, including obligations under our Credit Agreement dated as of April 15, 2005 between us and the lenders referred to therein (the “Credit Agreement”). The Debentures will also rank equally in express right of payment with our existing and future senior subordinated indebtedness and senior to any of our existing and future subordinated indebtedness. The Debentures will also rank effectively junior to our secured indebtedness (including the Credit Agreement) to the extent of the underlying collateral. The Debentures will be effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our subsidiaries.

Conversion Rights	Holders may convert their Debentures (subject to certain limitations imposed by our Credit Agreement as described below) at the conversion rate prior to the close of business on the business day prior to the maturity date only under the following circumstances: during any fiscal quarter after our fiscal quarter ending September 30, 2005 (and only during such fiscal quarter) if the closing sale price of our common stock, for each of at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter, is greater than or equal to 130% of the conversion price per share of our common stock;

• during the five business day period following any five consecutive trading day period in which the trading price of the Debentures for each day of such period was less than 96% of the product of the closing sale price per share of our common stock on such day and the conversion rate in effect on each such day;

• if the Debentures have been called for redemption; or

• upon the occurrence of specified corporate transactions or other specified events described under “Description of the Debentures — Conversion Rights — Conversion Upon Specified Corporate Transactions and Other Specified Events.”

The initial conversion rate will be 16.3345 shares of our common stock per $1,000 principal amount of Debentures. This represents an initial conversion price of approximately $61.22 per share of our common stock. In addition, if certain corporate transactions that constitute a change of control occur on or prior to February 20, 2013, we will increase the conversion rate in certain circumstances, unless such transactions constitute a public acquirer change of control and we elect to modify the conversion rate into public acquirer common stock. See “Description of the Debentures — Conversion Rights — Make Whole Amount and Public Acquirer Change of Control.”

As described in this prospectus, the conversion rate may be adjusted upon the occurrence of certain events, including for any cash dividend, but will not be adjusted for accrued and unpaid interest. By delivering to the holder cash and shares of our common stock, if any, we will satisfy our obligations with respect to the Debentures subject to the conversion. Accordingly, upon conversion of a Debenture, accrued and unpaid interest will be deemed to be paid in full, rather than canceled, extinguished or forfeited. Debentures called for redemption may be surrendered for conversion prior to the close of business on the business day immediately preceding the redemption date.

Our ability to pay the principal return in cash, as described below, will be subject to the limitations imposed by our Credit Agreement and by any limitations we may have in any other Credit Agreements or indebtedness that we may incur in the future. See “Description of the Debentures — Conversion Rights — Restrictions on Conversion Imposed by Our Credit Agreement” and “Description of Credit Agreement.” As described under “Conversion Restrictions Imposed by our Credit Agreement” below, the Debentures will not be convertible (even if any of the other conditions to conversion described above have occurred) if, at the time the Debentures are tendered for conversion, a default or event of default exists under the Credit Agreement or would occur as a result of such conversion. At present, if the entire principal amount of the Debentures were converted, we would not be able to pay the principal return in cash because of our Credit Agreement and, accordingly, the Debentures would not be convertible.

Conversion Settlement	Subject to certain exceptions described under “Description of the Debentures,” we will deliver cash and shares of our common stock, if any, upon conversion of the Debentures, as follows:

• an amount in cash (the “principal return”) equal to the lesser of (a) the principal amount of Debentures surrendered for conversion and (b) the product (the “conversion value”) of the conversion rate multiplied by the average of the closing sale prices (the “average price”) of our common stock during the 10 trading day period commencing after the third trading day following the date the Debentures are tendered for conversion, and

• if the conversion value of the Debentures submitted for conversion is greater than the principal amount of such Debentures, an amount of whole shares of our common stock (the “net shares”), equal to the sum of the daily share amounts, calculated as described under “Description of the Debentures — Conversion Rights — Conversion Settlement” below.

We will pay the principal return and cash for fractional shares, and deliver net shares, no later than the third business day following the determination of the average price.

Conversion Restrictions Imposed by our Credit Agreement	Even if any of the conditions to conversion as described under “Conversion Rights” above has occurred, the Debentures will not be convertible if, at the time the Debentures are surrendered for conversion, a default or event of default shall have occurred and is continuing under our Credit Agreement, or would result from such conversion of Debentures. In this circumstance, your inability to convert the Debentures will not be a default or event of default under the indenture governing the Debentures. The defaults and events of default under our Credit Agreement are described below under “Description of Credit Agreement” and include the occurrence of a “fundamental change” under the Debentures (as defined below under “Description of the Debentures — Fundamental Change Requires Us to Repurchase Debentures at the Option of the Holder”) and our failure to maintain certain financial covenants.

If you submit your Debentures for conversion at a time and during the period when the conditions to conversion as described under “Conversion Rights” above has occurred, but the Debentures are not convertible because of the Credit Agreement, we will seek the consent of our lenders under the Credit Agreement or attempt to refinance the debt, in each case only on terms which are acceptable to us in our commercially reasonable discretion, unless we have not previously elected to exercise an exchange in lieu of conversion as described under “Exchange in Lieu of Conversion” below and a designated financial institution has accepted such exchange. There can be no assurance that the lenders under our Credit Agreement will consent to the conversion of the Debentures, or that we can successfully refinance such debt, or in either case that we can do so on terms acceptable to us. If we cannot obtain such consent or cannot successfully refinance such debt we will designate (if we have not already done so) a financial institution to exchange the Debentures in lieu of conversion. Any Debentures not accepted by such financial institution will be returned to the holder and the related notice of conversion will be deemed to be revoked to the extent of such returned Debentures. See “Description of the Debentures — Conversion Rights — Restrictions on Conversion Imposed by our Credit Agreement.” There can be no assurance that a financial institution will accept any exchange of the Debentures in lieu of conversion. See “Risk Factors — Risks

Related to this Offering — We may not have the funds necessary to repurchase the Debentures or pay the amounts due upon conversion of the Debentures when necessary, and our Credit Agreement contains limitations on our ability to pay the principal return in cash to holders of Debentures upon conversion or to repurchase the Debentures under certain circumstances.”

Exchange in Lieu of Conversion	We may, in lieu of delivering cash and shares, if any, of our common stock upon conversion (including any conversion otherwise prohibited by our Credit Agreement as described above), direct the conversion agent to surrender Debentures a holder has tendered for conversion to a financial institution designated by us for exchange in lieu of conversion. We will be required to do so if, at the time a holder has tendered a Debenture for conversion, such conversion is not permitted because of our Credit Agreement, as described above, or we are prohibited from settling that Debenture under the terms of our other indebtedness.

In order to accept any such Debentures, the designated institution must agree to deliver, in exchange for such Debentures, a number of shares of our common stock equal to the applicable conversion rate, plus cash for any fractional shares, or cash or a combination of cash and shares of our common stock in lieu thereof. If the designated institution accepts any such Debentures, it will deliver the appropriate number of shares (and cash, if any) of our common stock to the conversion agent and the conversion agent will deliver those shares (and cash) to the holder. Any Debentures exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any Debentures for exchange but does not timely deliver the related consideration, we will, deliver the consideration due upon conversion by the due dates set forth in “Description of the Debentures — Conversion Rights — General,” subject to the restrictions imposed by our Credit Agreement. See “Description of the Debentures — Exchange in Lieu of Conversion.”

Optional Redemption	We may redeem for cash some or all of the Debentures on a redemption date that is on or after February 20, 2013 at a price equal to 100% of the principal amount of the Debentures to be redeemed plus any accrued and unpaid interest, including additional interest, to but excluding the date fixed for redemption. See “Description of the Debentures — Optional Redemption.”

Purchase of Debentures By Us at the Option of the Holder	Each holder of the Debentures has the right to require us to purchase some or all of its Debentures on February 15, 2013, February 15, 2015 and February 15, 2020, each of which we refer to as a purchase date.

In each case, we will pay a purchase price in cash equal to 100% of the principal amount of the Debentures to be purchased, plus any accrued and unpaid interest, including additional interest.

See “Description of the Debentures — Purchase of Debentures By Us at the Option of the Holder.”

Fundamental Change	Upon a fundamental change, each holder of the Debentures may require us to repurchase some or all of its Debentures at a purchase price in cash equal to 100% of the principal amount of the Debentures, plus any accrued and unpaid interest, including additional interest. See “Description of the Debentures — Fundamental Change Requires Us to Repurchase Debentures at the Option of the Holder.” Our ability to pay the purchase price is subject to important limitations imposed by our Credit Agreement. See “Risk Factors — Risks Related to this Offering — We may not have the funds necessary to repurchase the Debentures or pay the amounts due upon conversion of the Debentures when necessary, and our Credit Agreement contains limitations on our ability to pay the principal return in cash to holders of Debentures upon conversion or to repurchase the Debentures upon certain circumstances.”

Make Whole Amount and Public Acquirer Change of Control	If the effective date or anticipated effective date of certain transactions that constitute a change of control occur on or prior to February 20, 2013, under certain circumstances, we will increase the conversion rate by a number of additional shares for any conversion of Debentures in connection with such transactions, as described under “Description of the Debentures — Conversion Rights — Make Whole Amount and Public Acquirer Change of Control.” The amount of additional shares will be determined based on the related conversion date and the price paid per share of our common stock in such transaction. However, if such transaction constitutes a public acquirer change of control, in lieu of increasing the conversion rate, we may elect to modify the conversion rate such that upon conversion of the Debentures, we will deliver cash and acquirer common stock as described under “Description of the Debentures — Conversion Rights — Make Whole Amount and Public Acquirer Change of Control.”

Sinking Fund	None.

United States Federal Income Tax Considerations	A summary of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of a Debenture and shares of our common stock into which a Debenture is convertible is set forth in this prospectus under “Material United States Federal Income Tax Considerations.” Prospective purchasers should seek independent tax advice as to the U.S. federal, state, local and other tax consequences of acquiring, owning and disposing of Debentures and our common stock, based on their own particular circumstances.

Use of Proceeds	The selling securityholders will receive all of the net proceeds from the sales of Debentures and shares of our common stock offered by this prospectus. We will not receive any proceeds from the resale of these securities.

Registration Rights	We have agreed to file within 120 days after the original issuance of the Debentures and use our commercially reasonable efforts to cause to become effective no later than 210 days thereof, a shelf registration statement with the SEC for the resale of the Debentures and the common stock issuable upon conversion of the Debentures. If we do not comply with our registration obligations, we will be required to pay additional interest to the holders of the Debentures. We will not pay additional interest to holders of the common stock, if any, issuable upon conversion of the Debentures. See “Description of the Debentures — Conversion Rights — General” and “Description of the Debentures — Registration Rights.”

Trading	The Debentures are currently eligible for trading in the PORTAL market. However, Debentures resold using this prospectus will no longer be eligible for trading in the PORTAL market. We do not intend to list the Debentures on any national securities exchange or for quotation through Nasdaq. Thus, we provide no assurance as to the liquidity of, or trading markets for, the Debentures. Our common stock is quoted on the Nasdaq National Market under the symbol “LPNT.”
Additional Information
      Our principal executive offices are located at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027 and our telephone number at that address is (615) 372-8500. Our corporate website address is http://www.lifepointhospitals.com. Information contained on our website does not constitute a part of this prospectus.
Risk Factors
      Investing in the Debentures and the common stock issuable upon conversion involves risks. You should carefully consider the information in the “Risk Factors” section and all other information included in this prospectus before investing in the Debentures.

RISK FACTORS
      Purchasing Debentures involves a high degree of risk. You should carefully read and consider the following risk factors, in addition to the other information included in or incorporated by reference in this prospectus before investing in these Debentures. If any of the following events actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect our ability to pay interest or principal on the Debentures. You may lose all or part of your original investment.
Risks Related to this Offering

We may not have the funds necessary to repurchase the Debentures or pay the amounts due upon conversion of the Debentures when necessary, and our Credit Agreement contains limitations on our ability to pay the principal return in cash to holders of Debentures upon conversion or to repurchase the Debentures under certain circumstances.
      Your ability to convert your Debentures into cash and shares of our common stock (if any) or to require us to repurchase your Debentures (either on February 15, 2013, February 15, 2015 or February 15, 2020 or in connection with a fundamental change) will be subject to limitations imposed by our Credit Agreement and by any limitations we may have in any other credit facilities or indebtedness we may incur in the future. See “Description of Credit Agreement.” Under our Credit Agreement, we will not be permitted to pay the principal return in cash with respect to any conversion of Debentures if there exists a default or event of default thereunder, or a default or event of default would result from such conversion. Our ability to make such payment in cash is materially limited by covenants in our Credit Agreement. In addition, the occurrence of a default or event of default under our Credit Agreement includes the occurrence of a fundamental change under the Debentures and our inability to meet certain requirements including financial covenants as described under “Description of Credit Agreement” below.
      If you tender your Debentures for conversion at a time when we are prohibited from paying the principal return in cash under our Credit Agreement, you will be prohibited from converting your Debentures. We will agree to seek the consent of our lenders or attempt to refinance this debt, in each case, on terms acceptable to the Company in its commercially reasonable discretion, unless we have otherwise exercised our right to designate a financial institution to exchange the Debentures tendered for conversion and such financial institution has accepted such exchange as described below under “Description of the Debentures — Exchange in Lieu of Conversion.” If we do not obtain such consent or refinance such debt, we will (if we have not already done so) designate a financial institution to exchange the Debentures in lieu of conversion. If such financial institution does not accept such Debentures, we will not accept such Debentures for conversion. Our failure to pay the principal return in this circumstance will not constitute a default or event of default under the indenture governing the Debentures. There can be no assurance that we can successfully obtain the consent of our lenders under the Credit Agreement or that we can refinance this debt. In addition, there can be no assurance that any financial institution will agree to accept such Debentures for exchange. At present, if the Debentures were converted, we would not be permitted to pay the principal return in cash with respect to those conversions absent a permitted refinancing.
      In addition, a fundamental change in respect of the Debentures constitutes an Event of Default under our Credit Agreement. Accordingly, upon the occurrence of a fundamental change we would not be permitted to make payments in respect of any subordinated or senior subordinated indebtedness, including the Debentures. With respect to any repurchase of the Debentures in February 15, 2013, 2015 or 2020, you should be aware that we expect that the indebtedness under the Credit Agreement will become due and payable in April 2012. If the senior indebtedness under the Credit Agreement is not paid upon maturity, we would be in default under such agreement and accordingly we would be prohibited from repurchasing the Debentures. Moreover, any refinancing of our existing Credit Agreement on or before its maturity or any new senior credit agreements we enter into in the future that replace, supplement or amend our existing or future debt, may restrict our ability to repurchase the Debentures to a similar extent. Our inability to repurchase the Debentures upon the occurrence of a fundamental change or in 2013, 2015 or 2020 will constitute an event of default under the indenture governing the Debentures. This default would, in turn, constitute an event of default under our existing Credit Agreement and may constitute an event of default under any future agreement governing our senior indebtedness, which may cause the related indebtedness to be accelerated after any applicable notice or cure periods. If such indebtedness were to be accelerated, we may not have sufficient funds to repurchase the Debentures and repay the indebtedness.
      Finally, we may not have sufficient funds available to repurchase the Debentures or pay the principal return in cash upon conversion of the Debentures, even if we are otherwise allowed to repurchase the Debentures or pay the principal return in cash under our Credit Agreement or other senior indebtedness.

Your right to receive payments on the Debentures will be junior to all of our senior indebtedness, including our obligations under the Credit Agreement and other existing and future senior debt. In addition, your right to receive payments on the Debentures is effectively junior to all current and future lenders who have a security interest in our assets.
      The Debentures will be junior in right of payment to all our existing and future senior indebtedness.
      We may not pay principal, premium, if any, interest or other amounts on account of the Debentures in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including under our Credit Agreement, unless such senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, we may not be permitted to pay any amount on account of the Debentures for a designated period of time.
      Because of the subordination provisions in the Debentures, in the event of a bankruptcy, liquidation or dissolution of our Company, our assets will not be available to pay obligations under the Debentures until we have made all payments on such senior indebtedness. We may not have sufficient assets after all these payments have been made to make any payments on the Debentures, including payments of principal or interest when due.
      In addition, our obligations under the Debentures are unsecured. Accordingly, the Debentures will be junior to any existing secured debt and any secured debt that we may issue in the future to the extent of the value of the collateral securing such obligations. Currently our secured debt, including our obligations under the Credit Agreement and the obligations of each guarantor under its guarantee of the Credit Agreement are each secured by a first-priority security interest in the capital stock and intercompany notes owned by us and the guarantor subsidiaries, subject to certain exceptions and limitations. If we enter bankruptcy or become insolvent, or if we default under our existing senior credit agreement, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged stock and intercompany notes to the exclusion of holders of the Debentures, even if an event of default exists at such time under the indenture under which the Debentures will be issued. In any such event, because the Debentures will not be secured by any of our assets or the equity interests in our subsidiaries, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. As a result, you may lose a portion of or the entire value of your investment in the Debentures.
      As of June 30, 2005, on a pro forma basis after giving effect to this offering and the use of proceeds hereof, we had approximately $1,416.3 million of senior indebtedness (all of which is secured indebtedness). The indenture governing the Debentures will permit the incurrence of substantial additional indebtedness by us and our restricted subsidiaries in the future, including senior indebtedness and secured indebtedness.

The Debentures will not be guaranteed by any of our subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of our subsidiaries. Creditors of our subsidiaries have priority as to our subsidiaries’ assets.
      You do not have any claims as a creditor against our subsidiaries. All indebtedness and other liabilities of our subsidiaries, including, without limitation, guarantees of our existing senior credit agreement, other indebtedness of ours and trade payables, whether senior, subordinated, secured or unsecured, are effectively senior to your claims against the assets of our subsidiaries. All obligations owed by our subsidiaries would have to be satisfied before any of the assets of our subsidiaries would be available for distribution, upon a liquidation or otherwise, to us. In addition, any future indebtedness that we are permitted to incur under the terms of the existing senior credit agreement and the indenture may be incurred by our subsidiaries.
      As of June 30, 2005, on a pro forma basis after giving effect to this offering and the use of proceeds hereof, our subsidiaries had total indebtedness of approximately $1,422.5 million.

The terms of the Debentures will not provide protection against some types of important corporate events.
      Upon the occurrence of a fundamental change, we may be required to offer to repurchase all of the Debentures then outstanding. However, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a “fundamental change” under the indenture governing the Debentures. Therefore, if an event occurs that does not constitute a “fundamental change,” we will not be required to make an offer to repurchase the Debentures and you may be required to continue to hold your Debentures despite the event. See “Description of the Debentures — Fundamental Change Requires Us to Repurchase Debentures at the Option of the Holder.”

An active trading market for the Debentures may not develop.
      The Debentures are a new issue of securities for which there is currently no public market, and no active trading market might ever develop. If the Debentures are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of our shares of common stock, our performance and other factors. In addition, we do not know whether an active trading market will develop for the Debentures. To the extent that an active trading market does not develop, the liquidity and trading prices for the Debentures may be harmed.
      We have no plans to list the Debentures on a securities exchange. We expect the Debentures to be eligible for trading on the Nasdaq National Market’s screen-based automated trading system known as PORTAL, “Private Offerings, Resale and Trading through Automated Linkages.” We have been advised by the initial purchasers that they presently intend to make a market in the Debentures. However, the initial purchasers are not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice. If the initial purchasers cease to act as the market makers for the Debentures, we cannot assure you another firm or person will make a market in the Debentures.
      The liquidity of any market for the Debentures will depend upon the number of holders of the Debentures, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Debentures and other factors. An active or liquid trading market for the Debentures may not develop.

The market price of the Debentures could be significantly affected by the market price of our common stock, which may fluctuate significantly.
      We expect that the market price of the Debentures will be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value for the Debentures than would be expected for nonconvertible debt securities we may issue. Factors that could affect our common stock price include the following:

•	fluctuations in our quarterly results of operations and cash flows or those of other companies in our industry;

•	the public’s reaction to our press releases, announcements and filings with the SEC;

•	additions or departures of key personnel;

•	changes in financial estimates or recommendations by research analysts;

•	changes in the amount of indebtedness we have outstanding;

•	changes in the ratings of our Debentures, if rated, or other securities;

•	changes in general conditions in the U.S. and international economy, financial markets or the industry in which we operate, including changes in regulatory requirements;

•	significant contracts, acquisitions, dispositions, financings, joint marketing relationships, joint ventures or capital commitments by us or our competitors;

•	developments related to significant claims or proceedings against us;

•	our dividend policy; and

•	future sales of our equity or equity-linked securities.
      In recent years, stock markets, including the Nasdaq National Market, have experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market prices of our common stock and the Debentures. See “Price Range of Common Stock.”

You may have to pay taxes if we adjust the conversion rate of the Debentures in certain circumstances, even though you would not receive any cash.
      We will adjust the conversion rate of the Debentures for stock splits and combinations, stock dividends, certain cash dividends and certain other events that affect our capital structure. Please read “Description of the Debentures — Conversion Rights — Make Whole Amount and Public Acquirer Change of Control” and “Description of the Debentures — Conversion Rights — Conversion Rate Adjustments.” If we adjust the conversion rate, in certain circumstances you may be treated as having received a constructive distribution from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. In addition, non-U.S. holders (as defined in “Material United States Federal Income Tax Considerations”) of the Debentures may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. Please read “Material United States Federal Income Tax Considerations.”

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and the value of the Debentures and our ability to raise funds in new stock offerings.
      Future sales of substantial amounts of our common stock or equity-related securities in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and the value of the Debentures and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale will have on the trading price of our common stock or the value of the Debentures. The price of our common stock could be affected by possible sales of our common stock by investors who view the

Debentures as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading price of the Debentures.

The make whole amount payable on Debentures converted in connection with a change of control may not adequately compensate you for the lost option time value of your Debentures as a result of such change of control.
      If the effective date or anticipated effective date of certain change of control transactions occurs on or prior to February 20, 2013, we will increase, for the time period described herein, the conversion rate by a number of additional shares for any Debentures converted in connection with such change of control. The number of additional shares will be determined based on the conversion date and the price paid per share of our common stock in the transaction constituting the change of control, as described below under “Description of the Debentures — Conversion Rights — Make Whole Amount and Public Acquirer Change of Control.” While the number of additional shares is designed to compensate you for the lost option time value of your Debentures as a result of such change of control, the number of additional shares is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if a change of control occurs after February 20, 2013, or if our stock price is equal to or less than $45.35 per share or equal to or greater than $200.00 per share, the conversion rate will not be increased. In no event will the total number of shares of common stock, if any, issuable upon conversion of the Debentures exceed 22.050 per $1,000 principal amount of Debentures, subject to adjustment. Our obligation to deliver the additional shares upon a change of control could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies. In addition, in certain circumstances, upon a change of control arising from our acquisition by a public company, we may elect to adjust the conversion rate as described under “Description of the Debentures — Conversion Rights — Make Whole Amount and Public Acquirer Change of Control” and, if we so elect, holders of the Debentures will not be entitled to the increase in the conversion rate described above.

The conditional conversion feature of the Debentures could result in your receiving less than the value of the consideration into which a Debenture is convertible.
      The Debentures are convertible only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your Debentures, and you may not be able to receive the value of the consideration into which the Debentures would otherwise be convertible. The contingent conversion features could also adversely affect the value and the trading prices of the Debentures.

As a holder of Debentures, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.
      If you hold Debentures, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have the rights with respect to our common stock only when we deliver shares of common stock, if any, to you upon conversion of your Debentures and, in limited cases, under the conversion rate adjustments applicable to the Debentures. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the delivery of common stock, if any, to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The repurchase rights in the Debentures triggered by a fundamental change could discourage a potential acquiror.
      The repurchase rights in the Debentures triggered by a fundamental change, as described under the heading “Description of the Debentures — Fundamental Change Requires Us to Repurchase Debentures at the Option of the Holder,” could discourage a potential acquiror. The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition or business operations. Our obligation to offer to repurchase the Debentures upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The conversion rate of the Debentures may not be adjusted for all dilutive events that may occur.
      The conversion rate of the Debentures is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender or exchange offers as described under “Description of the Debentures — Conversion Rights — Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as stock issuances for cash, that may adversely affect the trading price of the Debentures or the common stock. There can be no assurance that an event that adversely affects the value of the Debentures, but does not result in an adjustment to the conversion rate, will not occur.

Upon conversion of the Debentures, you may receive fewer proceeds than expected because the value of our common stock may decline between the day that you exercise your conversion right and the day the conversion value of your Debentures is determined.
      The conversion value that you will receive upon conversion of your Debentures is determined by the average of the sale price of our common stock for ten consecutive trading days beginning on the third trading day immediately following the day you deliver your conversion notice to the conversion agent. If the price of our common stock decreases after we receive your notice of conversion and prior to the end of the applicable ten trading day period, the conversion value you receive will be adversely affected.

We are a holding company and depend on funds from our subsidiaries.
      We are a holding company and hold most of our assets at, and conduct most of our operations through, direct and indirect subsidiaries. As a holding company, our results of operations depend on the results of operations of our subsidiaries. Moreover, we are dependent on dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations, including payment on the Debentures. The ability of our subsidiaries to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and restrictions contained in agreements governing the debt of such subsidiaries.
      Our less than wholly-owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flows to service their respective debt obligations, including in respect of the Debentures.
Risks Related to Our Business and Industry

We have substantial indebtedness and we may incur significant amounts of additional indebtedness in the future which could affect our ability to repay the Debentures, finance operations, pursue desirable business opportunities or successfully run our business in the future.
      We have substantial indebtedness. As of June 30, 2005, our consolidated debt was approximately $1,589.2 million. We also may draw upon revolving credit loans in an aggregate principal amount of up to $300 million, $150 million of which has been drawn as of June 30, 2005. We also have the ability to incur significant amounts of additional indebtedness, subject to the conditions imposed by the terms of our Credit Agreement and the agreements or indentures governing any additional indebtedness that we incur in the future. In addition, our Credit Agreement contains an uncommitted “accordion” feature that permits us to borrow at a later date additional aggregate principal amounts of up to $400 million under the term facility and up to $100 million under the revolving facility, subject to the receipt of commitments and the satisfaction of other conditions. We intend to incur additional debt to finance the pending acquisition of five hospitals from HCA. Our ability to repay or refinance our indebtedness will depend upon our future ability to monetize our interests in our companies and our operating performance, which may be affected by general economic, financial, competitive, regulatory, business and other factors beyond our control.
      Although we believe that our future operating cash flow, together with available financing arrangements, will be sufficient to fund our operating requirements, our leverage and debt service obligations could have important consequences, including the following:

•	Under our Credit Agreement, we are required to satisfy and maintain specified financial ratios and tests. Failure to comply with these obligations may cause an event of default which, if not cured or waived, could require us to repay substantial indebtedness immediately. Moreover, if debt repayment is accelerated, we will be subject to higher interest rates on our debt obligations as a result of these covenants, and our credit ratings may be adversely impacted;

•	We may be vulnerable in the event of downturns and adverse changes in our businesses, in our industry, or in the economy generally, such as the implementation by the government of further limitations on reimbursement under Medicare and Medicaid, because of our need for increased cash flow;

•	We may have difficulty obtaining additional financing at favorable interest rates to meet our requirements for working capital, capital expenditures, acquisitions, general corporate or other purposes;

•	We will be required to dedicate a substantial portion of our cash flow to the payment of principal and interest on indebtedness, which will reduce the amount of funds available for operations, capital expenditures and future acquisitions;

•	Any borrowings we complete at variable interest rates expose us to increases in interest rates generally;

•	A breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. We may be required to pay our indebtedness immediately if we default on any of the numerous financial or other restrictive covenants contained in the debt agreements. It is not certain whether or not we will have, or will be able to obtain, sufficient funds to make these accelerated payments. If any senior debt is accelerated, our assets may not be sufficient to repay such indebtedness and our other indebtedness; and

•	In the event of a default, we may be forced to pursue one or more alternative strategies, such as restructuring or refinancing our indebtedness, selling assets, reducing or delaying capital expenditures or seeking additional equity capital. There can be no assurances that any of these strategies could be effected on satisfactory terms, if at all, or that sufficient funds could be obtained to make these accelerated payments.

Substantially all of our indebtedness is floating rate debt which exposes us to interest rate risk.
      Substantially all of our indebtedness consists of floating rate debt which is at variable rates of interest and exposes us to interest rate risk. Changes in the interest rates generally will not impact the fair market value of the floating rate debt instruments but could have a material adverse effect on our financial condition and results of operations. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase, even though the amount borrowed will remain the same.

      We manage our exposure to interest rate risk through internally established policies and procedures. To the extent that we maintain such floating rate debt, we will evaluate the appropriateness of using various hedging instruments. Currently, we have not used financial instruments for hedging such interest rate risk and are not a party to any derivative contracts which would reduce exposure to such risk.

We may be unable to successfully integrate the operations and businesses of Historic LifePoint and Province and realize the full cost savings and benefits anticipated from the Province business combination.
      The Province business combination, which was completed on April 15, 2005, involves the integration of two companies that previously operated as independent public companies. We are required to devote significant management attention and resources to integrating the business practices and operations of Province. The potential difficulties that we may encounter in the integration process include the following:

•	complexities associated with managing and coordinating the geographically disparate combined businesses, which has 52 facilities in 20 states;

•	integrating personnel from the two companies while maintaining focus on providing consistent, high quality patient care;

•	our inability to achieve the cost savings and efficiencies anticipated in the Province business combination, including increased purchasing efficiencies and cost reductions expected to result from the Province business combination;

•	delays in replacing Province’s information systems with our information systems; and

•	potential unknown liabilities and increased costs associated with the Province business combination.
      The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of our business and could also cause the loss of key personnel upon whom our success will depend in large part. The diversion of management’s attention and any delays or difficulties encountered in connection with the Province business combination and the integration of the two companies’ operations could have an adverse effect on our business, results of operations, financial condition, cash flows or prospects. If encountered, these potential difficulties could result in reduced earnings and revenues compared to operations of Historic LifePoint and Province for periods prior to the Province business combination.

We incurred significant expenses in connection with the Province business combination and related financing transactions.
      We have recognized a pretax charge to operations for transaction costs as of June 30, 2005, of $44.6 million, which is comprised of $26.4 million as a result of conforming Province’s accounts receivable to our accounting policies, $8.7 million relating to assumed liabilities, $4.2 million relating to retention bonuses to former Province employees and $5.3 million relating to compensation expense, primarily in the form of restricted stock vesting from the change in control. Additional unanticipated costs may be incurred in future periods relating to the integration of the businesses of Historic LifePoint and Province. If the benefits of the Province business combination do not exceed its associated costs, our financial results could be adversely affected.

We may have difficulty acquiring hospitals on favorable terms and, because of regulatory scrutiny, acquiring not-for-profit entities.
      One element of our business strategy is expansion through the acquisition of acute care hospitals in growing, non-urban markets. We face significant competition to acquire other attractive, non-urban hospitals, and we may not find suitable acquisitions on favorable terms. We also may incur or assume additional indebtedness as a result of the consummation of acquisitions. Our failure to acquire non-urban hospitals consistent with our growth plans could prevent us from increasing our revenues.

      The cost of an acquisition could result in a dilutive effect on our results of operations, depending on various factors, including the amount paid for the acquisition, the acquired hospital’s results of operations, allocation of purchase price, effects of subsequent legislation and limitations on rate increases.
      In recent years, the legislatures and attorneys general of several states have become more interested in sales of hospitals by not-for-profit entities. This heightened scrutiny may increase the cost and difficulty, or prevent the completion, of transactions with not-for-profit organizations in the future.

We may encounter numerous business risks in acquiring additional hospitals, and may have difficulty operating and integrating those hospitals. As a result, we may be unable to achieve our growth strategy.
      We may be unable to timely and effectively integrate the hospitals that we acquire with our ongoing operations. We may experience delays in implementing operating procedures and systems in newly acquired hospitals.
      Integrating a new hospital could be expensive and time consuming and could disrupt our ongoing business, negatively affect cash flow and distract management and other key personnel. In addition, acquisition activity requires transitions from, and the integration of, operations and, usually, information systems that are used by acquired hospitals, and we will rely heavily on HCA for information systems integration as part of a contractual arrangement for information technology services. We may not be successful in causing HCA to convert our newly acquired hospitals’ information systems, including those used by the Province hospitals, in a timely manner.
      In addition, we also may acquire businesses with unknown or contingent liabilities for past activities of acquired businesses, including liabilities for failure to comply with healthcare laws and regulations. We will have policies to conform the practices of acquired facilities to our standards and to applicable law, and generally will seek indemnification from prospective sellers covering these matters. However, we were not indemnified by Province. Although we have historically obtained, and we will likely obtain, contractual indemnification from sellers covering these matters, this indemnification may be insufficient to cover material claims or liabilities for past activities of acquired businesses.

We depend significantly on key personnel, and the loss of one or more of our senior management personnel or key local management personnel could limit our ability to execute our business strategy.
      We depend on the services and management experience of Kenneth C. Donahey, our Chairman of the Board, Chief Executive Officer and President, and our other current executive officers. If Mr. Donahey or any of our other executive officers resign or otherwise are unable to serve, our management expertise and ability to deliver healthcare services efficiently could be weakened. If we fail to attract and retain managers at our hospitals and related facilities, our operations will suffer. Moreover, we do not maintain key-man or similar life insurance policies for Mr. Donahey or any other executive officers.

If we fail to effectively recruit and retain physicians, nurses, medical technicians and other healthcare professionals, our ability to deliver healthcare services efficiently will be adversely affected.
      Physicians generally direct the majority of hospital admissions and services. Our success, in part, will depend on the number and quality of physicians on our hospitals’ medical staffs, the admissions practices of these physicians and the maintenance of good relations with these physicians. Only a limited number of physicians practice in the non-urban communities where our hospitals are located. The primary method we use to add or expand medical services will be the recruitment of new physicians into our communities.
      The success of our recruiting efforts will depend on several factors. In general, there is a shortage of specialty care physicians. We will face intense competition in the recruitment of specialists because of the difficulty in convincing these individuals of the benefits of practicing in non-urban communities, in particular, whether the patient volume in non-urban hospitals will allow physicians to generate income comparable to that which they would expect to generate in an urban setting. If the growth rate slows in the non-urban communities where our hospitals operate, then we could experience difficulty attracting physicians to practice in our communities.
      There is generally a shortage of nurses and certain medical technicians in the healthcare field. Our hospitals may be forced to hire expensive contract personnel if they are unable to recruit and retain fulltime employees. The shortage of nurses and medical technicians may affect our ability to deliver healthcare services efficiently.

Our revenues may decline if federal or state programs reduce our Medicare or Medicaid payments, or if managed care companies reduce reimbursement amounts. In addition, the financial condition of purchasers of healthcare services and healthcare cost containment initiatives may limit our revenues and profitability.
      In 2004, Historic LifePoint derived 48.1% of its revenues from continuing operations, and Province derived 47.8% of its revenues from continuing operations, from the Medicare and Medicaid programs. In recent years, federal and state governments have made significant changes in the Medicare and Medicaid programs. A number of states have incurred budget deficits and adopted legislation designed to reduce their Medicaid expenditures and to reduce Medicaid enrollees.
      Employers have also passed more healthcare benefit costs on to employees to reduce the employers’ health insurance expenses. This trend has caused the self-pay/deductible component of healthcare services to become more common. This payor shifting increases collection costs and reduces overall collections.
      During the past several years, major purchasers of healthcare, such as federal and state governments, insurance companies and employers, have undertaken initiatives to revise payment methodologies and monitor healthcare costs. As part of their efforts to contain healthcare costs, purchasers increasingly are demanding discounted fee structures or the assumption by healthcare providers of all or a portion of the financial risk through prepaid capitation arrangements, often in exchange for exclusive or preferred participation in their benefit plans. We expect efforts to impose greater discounts and more stringent cost controls by government and other payors to continue, thereby reducing the payments we receive for our services.
      An increasing number of managed care organizations have experienced financial difficulties in recent years, in some cases resulting in bankruptcy or insolvency. In some instances, organizations, which currently have provider agreements with certain of our hospitals have become insolvent, and the hospitals have been unable to collect the full amounts due from these organizations. Other managed care organizations with whom we do business may encounter similar difficulties in paying claims in the future. We believe that reductions in the payments that we receive for our services, coupled with the increased percentage of patient admissions from organizations offering prepaid and discounted medical services and difficulty in collecting receivables from managed care organizations, could reduce our overall revenues and profitability.

Our revenues are especially concentrated in a small number of states which will make us particularly sensitive to regulatory and economic changes in those states.
      Our revenues are particularly sensitive to regulatory and economic changes in Kentucky, Tennessee, Alabama and Louisiana. Certain managed care organizations that participate in the Medicaid programs of Tennessee and Kentucky have been placed in receivership or encountered other financial difficulties. Other managed care organizations in the states in which we derive significant revenues may encounter similar difficulties in paying claims in the future.
      On a pro forma basis, after giving effect to the Province business combination:

•	our Kentucky hospitals generated approximately 18.6% of revenues for the year ended December 31, 2003 and approximately 18.7% of revenues for the year ended December 31, 2004;

•	our Tennessee hospitals generated approximately 11.1% of revenues for the year ended December 31, 2003 and approximately 10.3% of revenues for the year ended December 31, 2004;

•	our Alabama hospitals generated approximately 10.3% of revenues for the year ended December 31, 2003 and approximately 9.6% of revenues for the year ended December 31, 2004; and

•	our Louisiana hospitals generated approximately 9.6% of revenues for the year ended December 31, 2003 and approximately 9.5% of revenues for the year ended December 31, 2004.
In addition, following consummation of the acquisition of the five hospitals from HCA, together with our recent hospital acquisitions since the Province business combination, we will also have significant hospital concentrations in the states of Virginia and West Virginia.
      Accordingly, any change in the current demographic, economic, competitive or regulatory conditions in Kentucky, Tennessee, Alabama or Louisiana could have a material adverse effect on our business, financial condition, results of operations and/or prospects. Tennessee has begun implementation of significant reductions in the state-sponsored TennCare program. As benefits are reduced and a significant number of beneficiaries are terminated from the program, these changes could materially reduce the amount we receive from the TennCare program.

Other hospitals and freestanding outpatient facilities provide services similar to those we offer, which may raise the level of competition we face and may adversely affect our revenues, profitability and market share.
      Competition among hospitals and other healthcare providers for patients has intensified in recent years, and we compete with other hospitals, including larger tertiary care centers located in larger metropolitan areas. Although the hospitals that compete with us may be a significant distance away from our facilities, patients in our markets may migrate to, may be referred by local physicians to, or may be lured by their health plan to travel to these hospitals. Furthermore, some of the hospitals that compete with us may offer more specialized services, procedures or equipment than those available at our hospitals. Also, some of the hospitals that compete with our facilities are owned by tax-supported governmental agencies or not-for-profit entities supported by endowments and charitable contributions. These hospitals are also exempt from paying sales, property and income taxes.
      We also face competition from other specialized care providers, including outpatient surgery, oncology, physical therapy and diagnostic centers (including many in which physicians may have an ownership interest), as well as competing services rendered in physician offices. Where necessary to effectively compete, some of our hospitals may develop specialized outpatient facilities. However, to the extent that other providers are successful in developing specialized outpatient facilities, our market share for these specialized services will likely decrease in the future. While, many of our hospitals attempt to attract patients from surrounding counties and communities, including communities in which a competing facility exists, if our competitors are able to improve and expand services at their facilities, we may be unable to attract these patients in the future.

We are subject to governmental regulation, and may be subjected to allegations that we have failed to comply with governmental regulations which could result in sanctions that reduce our revenues and profitability.
      All participants in the healthcare industry are required to comply with many laws and regulations at the federal, state and local government levels. These laws and regulations require that hospitals meet various requirements, including those relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, billing and cost reports, payment for services and supplies, maintenance of adequate records, privacy, compliance with building codes and environmental protection. If we fail to comply with applicable laws and regulations, we could suffer civil or criminal penalties, including the loss of our licenses to operate our hospitals and our ability to participate in the Medicare, Medicaid and other federal and state healthcare programs.

      Significant media and public attention recently has focused on the hospital industry as a result of ongoing investigations related to referrals, physician recruiting practices, cost reporting and billing practices, laboratory and home healthcare services and physician ownership and joint ventures involving hospitals. Both federal and state government agencies have announced heightened and coordinated civil and criminal enforcement efforts. In addition, the Office of Inspector General, which we refer to in this prospectus as the OIG, of the U.S. Department of Health and Human Services, which we refer to in this prospectus as the DHHS (which is responsible for investigating fraud and abuse activities in government programs) and the DOJ periodically establish enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. In January 2005, the OIG issued Supplemental Compliance Program Guidance for Hospitals that focuses on hospital compliance risk areas. Some of the risk areas highlighted by the OIG include correct outpatient procedure coding; revising admission and discharge policies to reflect current CMS rules; submitting appropriate claims for supplemental payments such as pass-through costs and outlier payments; and a general discussion of the fraud and abuse risks related to financial relationships with referral sources.
      In public statements, governmental authorities have taken positions on issues for which little official interpretation was previously available. Some of these positions appear to be inconsistent with common practices within the industry but have not previously been challenged. Moreover, some government investigations that have in the past been conducted under the civil provisions of federal law are now being conducted as criminal investigations under the Medicare fraud and abuse laws.
      The laws and regulations with which we must comply are complex and subject to change. In the future, different interpretations or enforcement of these laws and regulations could subject our practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses.
      Finally, we are subject to various federal, state and local statutes and ordinances regulating the discharge of materials into the environment. Our healthcare operations generate and will generate medical waste, such as pharmaceuticals, biological materials and disposable medical instruments, that must be disposed of in compliance with federal, state and local environmental laws, rules and regulations. Our operations also will be subject to various other environmental laws, rules and regulations. Environmental regulations also may apply when we renovate or refurbish hospitals, particularly older facilities.

We may be subjected to actions brought by the government under anti-fraud and abuse provisions, or by individuals on the government’s behalf under the False Claims Act’s “qui tam” or whistleblower provisions.
      Unlike companies in other industries, companies in the healthcare industry are subject to Medicare and Medicaid anti-fraud and abuse provisions, known as the “anti-kickback statute.” As a company in the healthcare industry, we are subject to the anti-kickback statute, which prohibits some business practices and relationships related to items or services reimbursable under Medicare, Medicaid and other federal healthcare programs. For instance, the anti-kickback statute prohibits healthcare service providers from paying or receiving remuneration to induce or arrange for the referral of patients or purchase of items or services covered by a federal or state healthcare program. If regulatory authorities determine that any of our hospitals’ arrangements violate the anti-kickback statute, we could be subject to liabilities under the Social Security Act, including:

•	criminal penalties;

•	civil monetary penalties; and/or

•	exclusion from participation in Medicare, Medicaid or other federal healthcare programs, any of which could impair our ability to operate one or more of our hospitals profitably.
      Whistleblower provisions allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. Defendants found to be liable under the

False Claims Act may be required to pay three times the actual damages sustained by the government, plus mandatory civil penalties ranging between $5,500 and $11,000 for each separate false claim.
      There are many potential bases for liability under the False Claims Act. Liability often arises when an entity knowingly submits a false claim for reimbursement to the federal government. The False Claims Act defines the term “knowingly” broadly. Although simple negligence will not give rise to liability under the False Claims Act, submitting a claim with reckless disregard to its truth or falsity constitutes a “knowing” submission under the False Claims Act and, therefore, will qualify for liability.
      In some cases, whistleblowers or the federal government have taken the position that providers who allegedly have violated other statutes, such as the anti-kickback statute and the Stark Law, have thereby submitted false claims under the False Claims Act. In addition, a number of states have adopted their own false claims provisions as well as their own whistleblower provisions whereby a private party may file a civil lawsuit in state court.
      Although we intend and will endeavor to conduct our business in compliance with all applicable federal and state fraud and abuse laws, many of these laws are broadly worded and may be interpreted or applied in ways that cannot be predicted. Therefore, we cannot assure you that our arrangements or business practices will not be subject to government scrutiny or be found to violate applicable fraud and abuse laws.

We may be subject to liabilities because of malpractice and related legal claims brought against our hospitals. If we become subject to these claims, we could be required to pay significant damages, which may not be covered by insurance.
      We will be subject to medical malpractice lawsuits, product liability lawsuits and other legal actions arising out of the operations of our owned and leased hospitals. These actions may involve large claims and significant defense costs. To mitigate a portion of this risk, we will maintain professional malpractice liability and general liability insurance coverage for these claims in amounts that we believe to be appropriate for our operations. However, some of these claims could exceed the scope of the coverage in effect, or coverage of particular claims could be denied. It is possible that successful claims against us that are within the self-insured retention level amounts, when considered in the aggregate, could have an adverse effect on our results of operations, cash flows, financial condition or liquidity. Furthermore, insurance coverage in the future may not continue to be available at a cost allowing us to maintain adequate levels of insurance with acceptable self-insured retention level amounts. In addition, physicians using our hospitals may be unable to obtain insurance on acceptable terms.

We may be required to make significant capital expenditures in order to bring our facilities into compliance with the Americans with Disabilities Act.
      The Americans with Disabilities Act, which we refer to in this prospectus as the ADA, generally requires that public accommodations be made accessible to disabled persons. On January 12, 2001, a class action lawsuit was filed in the United States District Court for the Eastern District of Tennessee against each of Historic LifePoint’s hospitals alleging non-compliance with the accessibility guidelines of the ADA. The lawsuit does not seek any monetary damages, but seeks injunctive relief requiring facility modification, where necessary, to meet ADA guidelines, in addition to attorneys’ fees and costs. We are currently unable to estimate the costs that could be associated with modifying these facilities because these costs are negotiated and determined on a facility-by-facility basis and, therefore, have varied and will continue to vary significantly among facilities. In January 2002, the District Court certified the class action and issued a scheduling order that requires the parties to complete discovery and inspection for approximately six facilities per year. We are vigorously defending the lawsuit, recognizing our obligation to correct any deficiencies in order to comply with the ADA. To date, the District Court has approved the settlement agreements between the parties relating to ten of our facilities. We are now moving forward in implementing facility modifications in accordance with the terms of the settlement. We currently anticipate that the costs associated with modifying three of these facilities will be approximately

$1.0 million. We currently do not have an estimate of the anticipated costs for modifications at the remaining seven facilities.
      Although no studies have been undertaken with respect to Province’s facilities, we believe such facilities are currently compliant with the material provisions of the ADA. However, if Province’s facilities become subject to the class action lawsuit, we may be required to expend significant capital expenditures at one or more of these facilities in order to comply with the ADA, and our financial position and results of operations could be adversely affected as a result. Alternatively, noncompliance with the requirements of the ADA could result in the imposition of fines against us by the federal government, or the award of damages from us to private litigants.

Certificate of need laws and regulations regarding licenses, ownership and operation may impair our future expansion in some states.
      Some states require prior approval for the purchase, construction and expansion of healthcare facilities, based on the state’s determination of need for additional or expanded healthcare facilities or services. Ten states in which we currently operate hospitals (Alabama, Florida, Kentucky, Louisiana, Mississippi, Nevada, South Carolina, Tennessee, Virginia and West Virginia) require a certificate of need for capital expenditures exceeding a prescribed amount, changes in bed capacity or services, and certain other matters. We may not be able to obtain certificates of need required for expansion activities in the future. In addition, all of the states in which we operate facilities require hospitals and most healthcare providers to maintain one or more licenses. If we fail to obtain any required certificate of need or license, our ability to operate or expand operations in those states could be impaired.

We will be required to comply with California seismic standards, which may require significant capital expenditures with respect to our California hospitals.
      California has a statute and regulations which require hospital facilities located in California to have the ability to withstand earthquakes of specified magnitudes. Regulated hospitals that do not meet these standards may be required to retrofit their facilities. California law further requires that owners of regulated hospitals evaluate their facilities and develop a plan and schedule for complying with these standards. We are required to conduct engineering studies of our two California facilities to determine whether and to what extent modifications to these facilities will be required. To date, engineering studies have been conducted and compliance plans have been implemented for our two California facilities, which satisfy all current requirements and, through December 31, 2004, have cost approximately $450,000. In addition, we continue to develop plans for compliance with California requirements. Any facilities not in compliance with California’s additional seismic regulations and standards must be brought into compliance by 2008, or 2013 if the facility obtains an extension. In the event that our two current California facilities are found not to be in compliance with these regulations and standards, we may be required to make significant capital expenditures to bring those facilities into compliance, which could adversely impact our earnings and liquidity. Additionally, current or future California legislation could change the standards, and we cannot predict whether such legislation will be enacted or the extent of any changes.

If our access to HCA’s information systems is restricted or we are not able to integrate changes to our existing information systems or information systems of acquired hospitals, our operations could suffer.
      Our business will depend significantly on effective information systems to process clinical and financial information. Information systems require an ongoing commitment of significant resources to maintain and enhance existing systems and develop new systems in order to keep pace with continuing changes in information processing technology. Since the completion of the Province business combination, we rely heavily on HCA for information systems. Under a contract with a term that will expire on December 31, 2009, HCA provides LifePoint with financial, clinical, patient accounting and network information services. If our access to these systems is limited in the future or if HCA develops systems more appropriate for the urban healthcare market and not suited for our hospitals, our operations could suffer.

      In addition, as new information systems are developed in the future, we will need to integrate them into our existing systems. Evolving industry and regulatory standards, such as the HIPAA regulations, may require changes to our information systems in the future. We may not be able to integrate new systems or changes required to our existing systems or systems of acquired hospitals in the future effectively or on a cost-efficient basis.
      A key element of our business strategy is growth through the acquisition of additional acute care hospitals. Our acquisition activity requires transitions from, and the integration of, various information systems that are used by the hospitals we acquire. If we experience difficulties with the integration of the information systems of acquired hospitals, we could suffer, among other things, operational disruptions and increases in administrative expenses.

If we fail to comply with the terms of Historic LifePoint’s current corporate integrity agreement, we could be required to pay significant monetary penalties.
      Because HCA was under investigation by the OIG at the time of Historic LifePoint’s spinoff from HCA, Historic LifePoint agreed to enter into a five-year corporate integrity agreement effective December 2000, on terms that management believed to be customary and commonplace for companies in the healthcare industry that are subject to corporate integrity agreements. Historic LifePoint’s corporate integrity agreement has subsequently been amended, primarily to reduce the level of third-party oversight that is required with respect to the compliance oversight and analysis that is provided internally. Under the terms of the corporate integrity agreement, we currently have an affirmative obligation to report violations of applicable laws and regulations. In particular, the compliance measures and reporting and auditing requirements contained in the corporate integrity agreement include:

•	continuing the duties and activities of Historic LifePoint’s audit and compliance committee, corporate compliance officer, internal audit and compliance department, local hospital ethics and compliance officers, corporate compliance committee and hospital compliance committees;

•	maintaining Historic LifePoint’s written code of conduct, which sets out its commitment to full compliance with all statutes, regulations and guidelines applicable to federal healthcare programs;

•	maintaining Historic LifePoint’s written policies and procedures addressing the operation of its compliance program;

•	providing general training on the compliance program;

•	providing specific training for the appropriate personnel on billing, coding and cost report issues;

•	having an independent third party conduct periodic analyses of Historic LifePoint’s internal audits of its facilities’ diagnosis related group billing and coding;

•	continuing Historic LifePoint’s confidential disclosure program and compliance hotline to enable employees or others to disclose issues or questions regarding possible inappropriate policies or behavior;

•	enhancing Historic LifePoint’s screening program to ensure that it does not hire or engage employees or contractors who have been sanctioned or excluded from participation in federal healthcare programs;

•	reporting any material deficiency which resulted in an overpayment to Historic LifePoint by a federal healthcare program;

•	reporting any healthcare related fraud involving any federally funded program; and

•	submitting annual reports to the OIG which describe in detail the operations of Historic LifePoint’s corporate compliance program for the past year.
      These obligations could result in greater scrutiny by regulatory authorities. Integrating the Province hospitals into our processes to achieve ongoing compliance with the corporate integrity agreement will require additional efforts and costs, as described above. Our failure to comply with the terms of the corporate integrity agreement could subject us to significant monetary penalties.

Our revenues and volume trends may be adversely affected by certain factors relevant to the markets in which we have hospitals.
      Our revenues and volume trends will be predicated on many factors, including physicians’ clinical decisions on patients, physicians’ availability, payor programs shifting to a more outpatient-based environment, whether or not certain services are offered, seasonal weather conditions, the intensity and timing of yearly flu outbreaks, and the judgment of the U.S. Centers for Disease Control on the strains of flu that may circulate in the United States. Any of these factors could have a material adverse effect on our revenues and volume trends, and many of these factors will not be within the control of our management.

Different interpretations of accounting principles could have a material adverse effect on our results of operations or financial condition.
      Generally accepted accounting principles are complex, continually evolving and are subject to varied interpretation by us, our independent registered public accounting firm and the SEC. Such varied interpretations may result from differing views related to specific facts and circumstances. Differences in interpretation of generally accepted accounting principles could have a material adverse effect on the our results of operations or financial condition.

PRICE RANGE OF COMMON STOCK
      Our common stock is traded on the Nasdaq National Market®, or Nasdaq, under the symbol “LPNT.” The following table sets forth, for each of the quarterly periods indicated, the high and low bid prices of our common stock as quoted by Nasdaq. Periods prior to April 15, 2005 reflect the high and low bid prices of Historic LifePoint common stock, as quoted by Nasdaq.

	High	Low

2005
4th Quarter (through October 12, 2005)	$43.98	$41.86
3rd Quarter	51.54	40.80
2nd Quarter	51.11	41.67
1st Quarter	45.58	33.24
2004
4th Quarter	$37.83	$28.51
3rd Quarter	38.65	26.40
2nd Quarter	39.21	32.24
1st Quarter	37.35	29.48
2003
4th Quarter	$31.05	$22.51
3rd Quarter	29.44	20.55
2nd Quarter	25.72	16.55
1st Quarter	30.65	19.60
2002
4th Quarter	$38.05	$28.75
      On October 12, 2005 the last sale price for our common stock as quoted by Nasdaq was $42.91 per share. As of September 30, 2005, there were approximately 84,023 holders of record of our common stock either directly or in street name.
DIVIDEND POLICY
      We have never declared or paid dividends on our common stock. We intend to retain future earnings to finance the growth and development of our business and, accordingly, do not currently intend to declare or pay any dividends on our common stock. Our Board of Directors will evaluate our future earnings, results of operations, financial condition and capital requirements in determining whether to declare or pay cash dividends. In addition, our Credit Agreement imposes restrictions on our ability to pay cash dividends.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratio of earnings to fixed charges for the indicated periods.

					Six Months Ended
Year Ended December 31,					June 30,

2000	2001	2002	2003	2004	2004	2005

2.08	3.67	5.03	7.44	8.84	9.00	2.95
      The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, “earnings” means income from continuing operations before minority interests and income taxes plus fixed charges (excluding capitalized interest). “Fixed charges” means total interest whether capitalized or expensed (including the portion of rent expense representative of interest costs) on outstanding debt plus (i) debt-related fees and (ii) amortization of deferred loan costs.

USE OF PROCEEDS
      All of the Debentures and the shares of our common stock issuable upon conversion of the Debentures are being sold by or for the account of the selling securityholders listed in this prospectus or any prospectus supplement. We will not receive any proceeds from the sale by any selling securityholders of the Debentures or the shares of our common stock issuable upon conversion of the Debentures.
CAPITALIZATION
      The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2005 on an actual basis and as adjusted for the issuance of the Debentures, which were issued on August 10, 2005, and the application of the net proceeds from such issuance. You should read this table in conjunction with the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements and the notes thereto contained in our Quarterly Report on Form 10-Q for the period ended June 30, 2005, which is incorporated by reference in this prospectus. For a presentation of the estimated pro forma impact of acquisitions since the Province business combination, including the pending acquisition of five hospitals from HCA and other recent acquisitions, on our capitalization and results, including the underlying assumptions, see our Current Report on Form 8-K filed on July 29, 2005, which is incorporated by reference in this prospectus.

	As of June 30, 2005

		As Adjusted for this
	Actual	Offering

	(Unaudited)
	(Dollars in millions)	(Dollars in millions)
Cash and cash equivalents	$53.0	$80.5

Long-term debt, including amounts due in one year:
Senior debt:
Revolving loan facility	$150.0	$150.0
Term loan facility	1,237.5	1,237.5
Capital lease obligations	3.5	3.5

Total senior debt	1,391.0	1,391.0
Senior subordinated term loan facility	192.0	—
Convertible Senior Subordinated Debentures offered hereby	—	225.0
Province 7 1/2% Senior Subordinated Notes due 2013	6.1	6.1
Province 4 1/4% Convertible Subordinated Notes due 2008	0.1	0.1

Total long-term debt, including amounts due in one year	1,589.2	1,622.2
Total stockholders’ equity	1,219.7	1,219.7

Total capitalization	$2,808.9	$2,841.9

DESCRIPTION OF CREDIT AGREEMENT
      In connection with the Province business combination, we entered into a Credit Agreement with Citicorp North America, Inc., as administrative agent, the lenders referred to therein, Bank of America, N.A., CIBC World Markets Corp., SunTrust Bank, UBS Securities LLC, as co-syndication agents and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner. The Credit Agreement provides for secured term B loans up to $1,250.0 million maturing on April 15, 2012 (the “Term B Loans”) and revolving loans up to $300.0 million maturing on April 15, 2010 (the “Revolving Loans”). In addition, the Company may request additional tranches of Term B loans up to $400.0 million and additional tranches of Revolving Loans up to $100.0 million. Interest on the outstanding balances of the Revolving Loans is payable, at the Company’s option, at an alternate base rate or at LIBOR, in each case plus a margin depending on the Company’s leverage ratio. Interest on the outstanding balances of the Term B Loans is payable, at the Company’s option, at the alternate base rate plus a margin or at LIBOR plus a margin.
      In connection with the Province business combination, the Company borrowed Term B loans under the Credit Agreement in the aggregate principal amount of $1,250.0 million. As of April 22, 2005, the applicable annual interest rate under Term B loans is approximately 4.6%. The Term B loans outstanding principal balance is scheduled to be repaid in consecutive quarterly installments of approximately $3.1 million in the aggregate, over six years beginning on June 30, 2005. The remaining balance of the Term B loans is scheduled to be repaid in the seventh year in four equal installments of approximately $293.8 million. The Term B loans’ interest payments are payable in arrears, beginning on May 15, 2005.
      The loans under our Credit Agreement are senior secured loans guaranteed by existing and future direct and indirect domestic subsidiaries that collectively comprise at least 75% of our consolidated total assets. The loans, the guarantees and, to the extent relating to the loans, our obligations under each interest rate protection agreement entered into with a lender is secured by a first-priority security interest in the capital stock and intercompany notes owned by us and the guarantor subsidiaries, subject to certain exceptions and subject to the limitation that only 65% of “first-tier” non-U.S. subsidiaries need be pledged.
      The Credit Agreement provides for customary mandatory prepayments, subject to certain exceptions and limitations, from:

•	up to 50% (depending on our senior leverage ratio) of the net proceeds from certain equity issuances;

•	100% of the net proceeds from certain debt incurrences;

•	100% of the net proceeds from certain asset dispositions and insurance or condemnation proceeds, subject to reinvestment provisions; and

•	up to 50% (depending on our senior leverage ratio) of our annual excess cash flow (as defined in the credit agreement).
      The Credit Agreement permits us to make optional prepayments, in whole or in part, in minimum amounts, without premium or penalty, and subject to the reimbursement of lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings on a day other than the last day of the relevant interest period.
      The Credit Agreement requires us to meet certain financial covenants, including a minimum interest coverage ratio and a maximum total leverage ratio. The minimum interest coverage ratio can be no less than 3.00:1.00 for the periods ending on June 30 and September 30, 2005, no less than 3.25:1.00 for the period ending on December 31, 2005, and no less than 3.50:1.00 for all periods ending after December 31, 2005. Such calculations are based on the trailing four quarters. The maximum total leverage ratio cannot exceed 4.75:1.00 for the periods ending on June 30, 2005 through December 31, 2006; cannot exceed 4.50:1.00 for the periods ending on March 31, 2007 through December 31, 2007; cannot exceed 4.25:1.00 for the periods ending on March 31, 2008 through December 31, 2008; cannot exceed 4.00:1.00 for the periods ending on March 31, 2009 through December 31, 2009; and cannot exceed 3.75:1.00 for the periods ending thereafter. In addition, on an annualized basis, we are also limited with respect to amounts spent on our capital expenditures. Such amounts cannot exceed 12% of net revenues for periods ended December 31, 2005 and 2006, and cannot exceed 10% thereafter. In addition, the Credit Agreement contains customary affirmative and negative covenants, which, among other things, limit our ability to incur additional debt (including subordinated debt); create liens; make investments; pay dividends and make other distributions in connection with equity interests in LifePoint or any of its subsidiaries; effect transactions with our affiliates; sell assets; pay subordinated debt (including the Debentures) with certain exceptions, including but not limited to, exchange of our capital stock for such subordinated debt; merge, consolidate, enter into acquisitions; and effect sale-leaseback transactions. The Credit Agreement also includes customary events of default such as payment defaults, cross-defaults to other LifePoint indebtedness, including the Debentures, bankruptcy and insolvency, or a change in control, including a fundamental change under the Debentures.

DESCRIPTION OF THE DEBENTURES
      The Debentures were issued under an indenture dated as of August 10, 2005 between us and Citibank, N.A., as trustee. Copies of the form of indenture, Debentures and the registration rights agreement have been filed as exhibits to our current report on Form 8-K dated August 10, 2005. We have summarized portions of the indenture and the registration rights agreement below. This summary is not complete. We urge you to read the indenture and the registration rights agreement because those documents, and not this description, define your rights as a holder of the Debentures. In this section, the “Company,” “LifePoint,” “we,” “our” and “us” each refers only to LifePoint Hospitals, Inc. and not to any existing or future subsidiary, unless expressly stated otherwise.
General
      The Debentures are unsecured, senior subordinated obligations of LifePoint and are convertible into cash and, if applicable, shares of our common stock, as described under “— Conversion Rights” below. The Debentures are limited to an initial aggregate principal amount of $200 million (or $225 million if the initial purchasers exercise their over-allotment option in full) and will mature on August 15, 2025.
      The Debentures bear interest at the rate of 3.25% per year from the date of original issuance of the Debentures, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled interest payment date. Interest is payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2006, to holders of record at the close of business on the preceding February 1 and August 1, respectively. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion, purchase by us at the option of the holder or redemption of a Debenture, interest ceases to accrue on the Debenture under the terms of and subject to the conditions of the indenture.
      Principal is payable, and Debentures may be presented for conversion, registration of transfer and exchange, without service charge, at our office or agency in New York, New York, which is initially the office or agency of the trustee in New York, New York. See “— Form, Denomination and Registration.”
      The indenture does not contain any financial covenants or any restrictions on the payment of dividends, the incurrence of senior or secured debt or other indebtedness, or the issuance or repurchase of securities by us. The indenture contains no covenants or other provisions to protect holders of the Debentures in the event of a highly leveraged transaction or a fundamental change, except to the limited extent described under “— Fundamental Change Requires Us to Repurchase Debentures at the Option of the Holder” below.
      We may, without the consent of the holders, reopen the Debentures and issue additional Debentures under the indenture with the same terms and with the same CUSIP numbers as the Debentures offered hereby in an unlimited aggregate principal amount, provided that no such additional Debentures may be issued with the same CUSIP number unless fungible with the Debentures offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the Debentures in open market purchases or negotiated transactions without prior notice to holders.
Ranking
      The Debentures are our unsecured, senior subordinated obligations. The payment of the principal of, interest on, and any cash due upon conversion of, the Debentures will be subordinated in right of payment to the prior payment in full of our existing and future senior indebtedness, including obligations under the Credit Agreement described above under “Description of Credit Agreement” (the “Credit Agreement”) as described under “— Subordination of Debentures” below. The Debentures will also rank equally in express right of payment with our existing and future senior subordinated indebtedness and senior to any of our existing and future subordinated indebtedness. The Debentures will also effectively rank junior to our secured indebtedness (including obligations under the Credit Agreement) to the extent of the underlying collateral. At June 30, 2005, on a pro forma basis after giving effect to the offering, we had

$1,416.3 million of senior indebtedness and our subsidiaries had $1,422.5 million of indebtedness that would effectively rank senior to the Debentures.
      LifePoint is a holding company with no significant assets other than its ownership interests in its various subsidiaries. LifePoint conducts most of its operations through those subsidiaries. As a result, we are dependent upon the operations and cash flows of our subsidiaries to meet our obligations, including our debt service obligations with respect to the Debentures. Our subsidiaries will have no obligation to pay any amounts due on the Debentures or to make any funds available to us for payment of the Debentures upon maturity or upon a conversion, redemption or repurchase of the Debentures as described below.
      Claims of creditors of our subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries (if any), and claims of preferred stockholders (if any) of those subsidiaries, generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of our creditors, including holders of the Debentures.
Conversion Rights

General
      Subject to the conditions and during the periods described below, holders may convert their Debentures into cash and, if applicable, shares, of our common stock based on an initial conversion rate of 16.3345 shares of our common stock per $1,000 principal amount of Debentures, unless previously redeemed or purchased. This is equivalent to an initial conversion price of approximately $61.22 per share.
      The conversion rate (including any adjustments as described below under “— Conversion Rate Adjustments” and “— Make Whole Amount and Public Acquirer Change of Control”’) and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as set forth in “— Conversion Rate Adjustments” and “— Make Whole Amount and Public Acquirer Change of Control” below. A holder may convert fewer than all of such holder’s Debentures so long as the Debentures converted are an integral multiple of $1,000 principal amount.
      We will settle conversions of Debentures as described below under “— Conversion Settlement.” However, our ability to pay cash upon settlement of the Debentures, as described below, will be subject to important limitations imposed by our Credit Agreement and by any limitations that we may have in any other credit agreements or indebtedness we may incur in the future. See “— Restrictions on Conversion Imposed by Our Credit Agreement” below, “Risk Factors — Risks Related to this Offering — We may not have the funds necessary to repurchase the Debentures or pay the amounts due upon conversion of the Debentures when necessary, and our Credit Agreement contains limitations on our ability to pay the principal return in cash to holders of Debentures upon conversion or to repurchase the Debentures under certain circumstances” and “Description of Credit Agreement.”
      Upon conversion of a Debenture, a holder will not receive any cash payment of interest (unless such conversion occurs after the close of business on a regular record date and before the related interest payment date or as set forth under “— Registration Rights” below), and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of cash and, if applicable, shares, of our common stock upon conversion of a Debenture will be deemed to satisfy in full our obligations with respect to such Debenture. Accordingly, any accrued but unpaid interest will be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited. For a discussion of the tax consequences to a holder of receiving our common stock upon conversion, see “Material United States Federal Income Tax Considerations — U.S. Holders — Conversion of the Debentures into Cash and Shares of Our Common Stock Received From Us,” and “— Non-U.S. Holders — Conversion of the Debentures.”
      Holders of Debentures at the close of business on a regular record date will receive payment of the interest payable on the corresponding interest payment date notwithstanding the conversion of such Debentures at any time after the close of business on the applicable regular record date. Debentures surrendered for conversion by a holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest payment that is due on those Debentures on that interest payment date; provided, however, that no such payment need be made (1) if we have specified a redemption date that is after a record date and on or prior to the next interest payment date, (2) if we have specified a purchase date following a fundamental change that is after a record date and on or prior to the next interest payment date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Debentures.
      If a holder converts Debentures, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, if any, unless the tax is due because the holder requests the shares, if any, due upon conversion to be issued or delivered to a person other than such holder, in which case such holder will pay that tax.
      If a holder wishes to exercise its conversion right, such holder must deliver a duly completed conversion notice, together, if the Debentures are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required, and pay any transfer or similar tax payment, if required as described above. The conversion notice is irrevocable, except as described in the paragraph below and as set forth under “Restrictions Imposed by our Credit Agreement” below. We refer to the date that all these conditions are satisfied as the “conversion date.” The conversion agent will, on the holder’s behalf, convert the Debentures into cash and, if applicable, shares of our common stock. Holders may obtain copies of the required form of the conversion notice from the conversion agent. A certificate, or a book-entry transfer through The Depository Trust Company, New York, New York, or DTC, for the number of full shares of our common stock if any, due upon conversion of any Debentures, together with a cash payment for any fractional shares, will be delivered through the conversion agent as soon as practicable, but no later than the third business day, following the determination of the average price related to such conversion, subject to certain exceptions described under “Make Whole Amount and Public Acquirer Change of Control.” The trustee will initially act as the conversion agent.
      If a holder has already delivered a purchase notice as described under either “— Purchase of Debentures By Us at the Option of the Holder” or “— Fundamental Change Requires Us to Repurchase Debentures at the Option of the Holder” with respect to a Debenture, however, the holder may not surrender that Debenture for conversion until the holder has withdrawn the purchase notice in accordance with the indenture.

Restrictions on Conversion Imposed by our Credit Agreement
      Even if the Debentures are otherwise convertible as described below under “Conversion Upon Satisfaction of Sale Price Condition,” “Conversion Upon Satisfaction of Trading Price Condition,” “Conversion Upon Notice of Redemption” and “Conversion Upon Specified Corporate Transactions and Other Specified Events,” the Debentures will not be convertible if, at the time you tender your Debentures for conversion, there exists a default or event of default under our Credit Agreement, or a default or event of default thereunder would result from such conversion. Your inability to convert your Debentures because of this circumstance will not constitute a default or event of default under the indenture governing the Debentures. The term “Credit Agreement” means our Credit Agreement described under “Description of Credit Agreement” above and any amendment, modification, renewal, extension, or refinancing thereof; provided that such amended, modified, renewed, extended, or refinanced credit agreement is (i) an unsubordinated credit facility with a group of institutional lenders secured by a substantial portion of our assets and our subsidiaries and guaranteed by a substantial portion of our subsidiaries and (ii) contains no worse terms with respect to restrictions on conversion under the Debentures, which restrictions shall not be materially less favorable to the holders of Debentures than the terms of the Credit Agreement on the date of the indenture.

      If the Debentures would be convertible but are not convertible because of the restrictions described in the previous paragraph and you tender your Debentures for conversion, we will seek the consent of our lenders under the Credit Agreement to allow such conversion, or we will attempt to refinance the debt, in each case only on terms which are acceptable to the Company in its commercially reasonable discretion, unless we have previously designated a financial institution to exchange such Debentures, as described under “— Exchange in Lieu of Conversion” below and the financial institution has accepted such exchange. If we are unable to obtain such consent or refinance the debt, we will (i) promptly inform such converting holder and such holder will have the option to revoke its notice of conversion and (ii) if such converting holder, does not revoke its conversion notice, designate a financial institution to exchange the Debentures in lieu of conversion as described below to the extent we have not already done so. Any Debentures not accepted by such financial institution will be returned to the holder, and the related notice of conversion will be deemed to be revoked to the extent of such returned Debentures. See “— Exchange in Lieu of Conversion.”
      We cannot assure you that the lenders under the Credit Agreement will consent to the conversion of the Debentures after we seek their consent. Nor can we assure you that we can obtain such consent on terms that are, in our opinion, acceptable to us. In addition, there can be no assurance that, after we attempt to refinance the Credit Agreement, we can obtain any such refinancing on terms that are, in our opinion, acceptable to us. Furthermore, we cannot assure you that any financial institution that we designate will accept any such Debentures. See “Risk Factors — Risks Related to this Offering — We may not have the funds necessary to repurchase the Debentures or pay the amounts due upon conversion of the Debentures when necessary, and our Credit Agreement contains limitations on our ability to pay the principal return in cash to holders of Debentures upon conversion or to repurchase the Debentures under certain circumstances.”
Make Whole Amount and Public Acquirer Change of Control

Make Whole Amount
      If the effective date or anticipated effective date of a transaction (a “make-whole change of control”) described in clause (2) of the definition of “change of control” (as set forth under “— Fundamental Change Requires Us to Repurchase Debentures at the Option of the Holder”) where more than 10% of the consideration received in connection with such transaction consists of cash, or of securities or other property that are not, or upon issuance will not be, traded on a U.S. national securities exchange or quoted on the Nasdaq National Market occurs on or prior to February 20, 2013, and a holder surrenders its Debentures for conversion during the period commencing 20 days prior to the anticipated effective date of such transaction and ending 20 days following the actual effective date (the “effective date”) of such transaction, we will increase the applicable conversion rate for the Debentures surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. However, if such make-whole change of control is also a “public acquirer change of control,” as described below under “— Public Acquirer Change of Control” then, in lieu of increasing the conversion rate as described above, we may elect to change the conversion right in the manner described below.
      We will mail a notice to holders and issue a press release no later than 25 days prior to such transaction’s anticipated effective date. If such transaction also constitutes a “public acquirer change of control,” our notice will also state whether we elect to modify the conversion rate into acquirer common stock as described below.
      The number of additional shares to be added to the conversion rate will be determined by reference to the table below and is based on the conversion date and the “applicable price” in connection with such transaction.

      The “applicable price” in connection with a make-whole change of control means:

•	If the consideration (excluding cash payment for fractional share or pursuant to statutory appraisal rights) paid to holders of our common stock in connection with such transaction consists exclusively of cash, the amount of such cash per share of our common stock; and

•	In all other cases, the average of the closing sale prices per share of our common stock for the five consecutive trading days immediately preceding the related conversion date.
      The stock prices set forth in the first row of the table below (i.e., the column headers), will be adjusted as of any date on which the conversion rate of the Debentures is adjusted. The adjusted stock prices will equal the applicable prices in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate in effect immediately prior to the adjustment giving rise to the applicable price adjustment and the denominator of which is the conversion rate as so adjusted. The increase of the additional shares to the conversion rate will be subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”
      The following table sets forth the applicable price and number of additional shares to be added to the conversion rate per $1,000 principal amount of Debentures:

	Applicable Price

Conversion Date	$45.35	$50.00	$55.00	$60.00	$65.00	$75.00	$90.00	$110.00	$150.00	$200.00

August 10, 2005	5.7161	4.6563	3.7939	3.1348	2.6260	1.9211	1.3035	0.8785	0.5227	0.3560
February 15, 2006	5.6854	4.6057	3.7283	3.0749	2.5722	1.8618	1.2527	0.8350	0.4937	0.3376
February 15, 2007	5.6068	4.4836	3.5774	2.9100	2.4000	1.6892	1.1001	0.7125	0.4132	0.2824
February 15, 2008	5.5048	4.3258	3.3888	2.6952	2.1722	1.4653	0.9021	0.5563	0.3133	0.2149
February 15, 2009	5.4694	4.2298	3.2484	2.5257	1.9848	1.2971	0.7587	0.4534	0.2567	0.1797
February 15, 2010	5.3832	4.0559	3.0194	2.2761	1.7376	1.0424	0.5625	0.3179	0.1813	0.1303
February 15, 2011	5.3105	3.8370	2.6985	1.9007	1.3440	0.6818	0.2953	0.1466	0.0875	0.0647
February 15, 2012	5.3220	3.6244	2.3191	1.4379	0.8667	0.2881	0.0709	0.0342	0.0240	0.0179
February 20, 2013	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
      The exact applicable price and conversion date may not be set forth in the table above, in which case:

1. if the actual applicable price is between two applicable price amounts in the table or the conversion date is between two dates in the table, the increase in the conversion rate will be determined by straight-line interpolation between the numbers set forth for the higher and lower applicable price amounts, and/or the two dates, based on a 365 day year, as applicable;

2. if the actual applicable price is equal to or in excess of $200.00 per share (subject to adjustment), we will not increase the conversion rate applicable to the converted Debenture; and

3. if the actual applicable price is equal to or less than $45.35 per share (the last bid price of our common stock on the date of this prospectus) (subject to adjustment), we will not increase the conversion rate applicable to the converted Debenture.
      Notwithstanding the foregoing, in no event will we increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 22.050 per $1,000 principal amount of Debentures, subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”
      In addition, certain continued listing standards of the Nasdaq National Market potentially limit the amount by which we may increase the conversion rate. These standards generally require us to obtain the approval of our stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of our outstanding common stock. Accordingly, we will not increase the conversion rate as described above beyond the maximum level permitted by these continued listing standards. In accordance with these listing standards, these restrictions will apply at any time when the Debentures are outstanding, regardless of whether we then have a class of securities quoted on the Nasdaq National Market.
      Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
      If, as described above, we are required to increase the conversion rate by the additional shares as a result of the make-whole change of control, Debentures surrendered for conversion will be settled as follows:

•	If the last day of the applicable conversion period (as defined below under “— Conversion Settlement”) related to such Debentures is on or prior to the fourth trading day immediately preceding the effective date of such transaction, we will settle such conversion as described under “— Conversion Settlement” below by paying the principal return and delivering the net shares, if any, on the third business day immediately following the determination of the average price, but without giving any effect to the additional shares to be added to the conversion rate. As soon as practicable following the effective date of the make-whole change of control transaction, we will deliver the increase in the conversion value (as defined below under “— Conversion Settlement”) for such Debentures as if the conversion rate had been increased by such number of additional shares during the related applicable conversion period (and based upon the related average price). If such increased conversion value results in an increase to the principal return (as defined below under “— Conversion Settlement”), we will pay such increase in cash. In addition, if such increased conversion value results in an increase to the number of net shares (as defined below under “— Conversion Settlement”) we will deliver such increase in shares of our common stock or, as described below under “— Recapitalizations, Reclassifications and Changes of Our Common Stock,” the same form of consideration into which our common stock was converted or exchanged in connection with such make-whole transaction. We will not increase the conversion rate by the number of additional shares, or otherwise deliver any increase to the conversion value, if the make whole change of control never becomes effective;

•	Otherwise, if the last day of the applicable conversion period (without giving effect to the next sentence) is after the fourth trading day immediately preceding the effective date of the make whole change of control, we will settle such conversion as described under “— Conversion Settlement” below by paying the principal return and delivering the net shares, if any, including the additional shares to be added to the conversion rate, if any, on the later to occur of (1) the effective date of the transaction and (2) the third business day following the conversion date. However, the applicable conversion period will be deemed to be the ten trading days ending on the fourth trading day immediately preceding the effective date for such make-whole change of control transaction.

Public Acquirer Change of Control
      Notwithstanding the foregoing, and in lieu of adjusting the conversion rate as set forth above, in the case of a “public acquirer change of control” (as defined below), we may elect that, from and after the effective date of such public acquirer change of control, the right to convert a Debenture into cash and, if applicable, shares of our common stock will be changed into the right to convert it into cash and, if applicable, shares of “public acquirer common stock” (as described below), based on an initial conversion rate equal to the product of:

•	the conversion rate in effect immediately prior to the effective date of such public acquirer change of control; and

•	the average of the quotients obtained, for each trading day in the 10 consecutive trading day period commencing on the trading day immediately after the effective date of such public acquirer change of control (the “valuation period”), by dividing

(i) the “acquisition value” per share of our common stock on such trading day, by

(ii) the closing sale price per share of the acquirer common stock on such trading day.
      The “acquisition value” per share is calculated based on the value of the consideration paid per share of our common stock in connection with such public acquirer change of control. Specifically, the “acquisition value” per share of our common stock on each trading day in the valuation period means the sum of:

•	if any of such consideration consists of cash, 100% of the face amount of such cash consideration per share of our common stock;

•	if any of such consideration consists of shares of acquirer common stock, the product of 100% of the closing sale price of such acquirer common stock on such trading day and the number of shares of acquirer common stock paid per share of our common stock; and

•	if any of such consideration consists of any other securities, assets or property, 100% of the fair market value, on such trading day, of the amount of such security, asset or property paid per share of our common stock, as determined by two independent nationally recognized investment banks selected by us for this purpose.
      If we elect to change the conversion rate as described above in connection with a public acquirer change of control, then:

•	such change will apply to all holders from and after the effective date of the public acquirer change of control;

•	the principal return due upon conversion will continue to be payable in cash, but the “average price” used to calculate the “conversion value” will be based on the closing sale price per share of the acquirer common stock;

•	the conversion rate will be subject to further adjustments in the manner described under “— Make Whole Amount and Public Acquirer Change of Control” and “— Conversion Rate Adjustments”; and

•	we will not change the conversion right in the manner described in under “— Recapitalizations, Reclassifications and Changes of Our Common Stock” below in connection with such public acquirer change of control.
      A “public acquirer change of control” is any transaction described in clause (2) of the definition of change of control below where the acquirer, or any entity that it is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer’s capital stock that are entitled to vote generally in the election of directors, but in each case other than us, has a class of common stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such change of control; provided that if there is more than one such entity, the relevant entity will be such entity that has the most direct beneficial ownership to such acquirer’s or entity’s capital stock. We refer to such acquirer’s or other entity’s class of common stock which is traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such change of control as the “acquirer common stock.”
      For a discussion of the tax consequences to a holder of changes to the conversion rate of the Debentures, see “Material United States Federal Income Tax Considerations — U.S. Holders — Conversion Rate Adjustments” and “Non-U.S. Holders — Conversion Rate Adjustments.”

Conversion Upon Satisfaction of Sale Price Condition
      Except as described under “— Restrictions on Conversion Imposed by our Credit Agreement” above, a holder may surrender any of its Debentures for conversion into cash and, if applicable, shares of our common stock in any fiscal quarter (and only during such fiscal quarter) after the quarter ending September 30, 2005 if the closing sale price per share of our common stock, for each of at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter, is greater than or equal to 130% of the applicable conversion price per share of our common stock on such last trading day.
      The “closing sale price” per share of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market or Nasdaq Small Cap Market. The closing sale price will be determined without reference to after-hours or extended market trading. If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market or Nasdaq Small Cap Market on the relevant date, the “closing sale price” per share will be the last quoted bid price per share, of our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “closing sale price” per share will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.
      “Trading day” means a day (i) during which trading in securities generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a national or regional securities exchange, on the Nasdaq National Market or, if our common stock is not then quoted on the Nasdaq National Market, on the principal other market on which our common stock is then traded and (ii) on which a closing sale price for our common stock may be obtained.

Conversion Upon Satisfaction of Trading Price Condition
      Except as described under “— Restrictions on Conversion Imposed by our Credit Agreement” above, a holder may surrender Debentures for conversion into cash and, if applicable, shares, of our common stock prior to maturity during the five business days immediately following any five consecutive trading day period (we refer to this five consecutive trading day period as the “measurement period”) in which the trading price per $1,000 principal amount of Debentures (as determined following a request by a holder of the Debentures in accordance with the procedures described below) for each trading day of such measurement period was less than 96% of the conversion value on such day.
      The “conversion value” of the Debentures on any date of determination means the product of the closing sale price per share of our common stock on such day and the conversion rate in effect on such day.
      The “trading price” of the Debentures on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the trustee for $5,000,000 principal amount of the Debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Debentures from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of the Debentures will be deemed to be less than 96% of the conversion value on such determination date.
      The trustee shall have no obligation to determine the trading price of the Debentures unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of the Debentures would be less than 96% of the conversion value on such determination date, at which time, we shall instruct the trustee to determine the trading price of the Debentures beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 96% of the product of the conversion value.

Conversion Upon Notice of Redemption
      Except as described under “— Restrictions on Conversion Imposed by our Credit Agreement” above, if we call any of the Debentures for redemption, holders may convert any of their Debentures into cash and shares of our common stock, if any, at any time prior to the close of business on the business day immediately preceding the redemption date, even if the Debentures are not otherwise convertible at such time. If a holder already has delivered a purchase notice with respect to a Debenture, however, the holder may not surrender that Debenture for conversion until the holder has withdrawn the purchase notice in accordance with the indenture.
      Under the terms of our Credit Agreement, we are not permitted to redeem the Debentures without seeking the consent of our lenders or refinancing their debt. Accordingly, if we do redeem the Debentures such consent or refinancing will permit conversion of the Debentures pursuant to their terms.

Conversion Upon Specified Corporate Transactions and Other Specified Events
      Conversions Upon Certain Distributions. Except as described under “— Restrictions on Conversion Imposed by our Credit Agreement” above, if we elect to:

•	distribute to all holders of our common stock rights entitling them to purchase, for a period expiring not more than 60 days immediately following the record date for the distribution, shares of our common stock at a price per share that is less than the closing price per share of our common stock on the trading day immediately preceding the announcement date of the distribution, or

•	distribute to all holders of our common stock our assets, debt securities or certain rights to purchase our securities, where the value of such assets, securities, or rights per share of common stock, as determined by our board of directors, exceeds 5% of the closing sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution, we must notify the holders of the Debentures at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their Debentures for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or the date we announce that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise may participate in the distribution without conversion. The ex-dividend date is the first date upon which a sale of our common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.
      Conversions Upon Specified Events. Except as described under “— Restrictions on Conversion Imposed by our Credit Agreement” above, if we are party to any transaction or event (including any consolidation, merger or binding share exchange) pursuant to which all shares of our common stock would be converted into or exchanged for cash, securities or other property, a holder may surrender Debentures for conversion at any time from and after the date that is 20 days prior to the date we originally announce as the anticipated effective date of the transaction until 20 days after the actual effective date of such transaction (or, if such transaction also constitutes a fundamental change, until the fundamental change purchase date). We will notify holders and the trustee as promptly as practicable following the date we publicly announce such transaction (but in no event less than 20 days prior to the effective date of such transaction).
      We will settle any such conversions as described below under “— Conversion Settlement” and “— Make Whole Amount and Public Acquirer Change of Control.” However, such transaction may constitute an event which requires us to change the conversion right in the manner described under “— Recapitalizations, Reclassifications and Changes of Our Common Stock,” or it may constitute a public acquirer change of control, which permits us to change the conversion right in the manner described under “— Make Whole Amount and Public Acquirer Change of Control,” above. Accordingly, settlement of conversions after such transaction may be made in cash and, if applicable, in property other than our common stock.
      If such transaction also constitutes a fundamental change, the holder will be able to require us to purchase all or a portion of such holder’s debentures as described under “— Fundamental Change Requires Us to Repurchase Debentures at the Option of the Holder.” In addition, if such transaction constitutes a make-whole change of control we will adjust the conversion rate for Debentures tendered for conversion in connection with the fundamental change transaction, as described above under “— Make Whole Amount and Public Acquirer Change of Control.” However, we will not make such an adjustment if such transaction also constitutes a public acquirer change of control and we elect to modify the conversion obligation as described below as described above under “— Make Whole Amount and Public Acquirer Change of Control.” We will specify in the notice to holders whether we will adjust the conversion rate or deliver cash and, if applicable, shares of acquirer common stock upon conversion, as described above under “— Make Whole Amount and Public Acquirer Change of Control.”
      Terminations of Trading. Except as described under “— Restrictions on Conversion Imposed by our Credit Agreement” above, Debentures may be surrendered for conversion at any time a “termination of trading,” as defined under “— Fundamental Change Requires Us to Repurchase Debentures at the Option of the Holder” below, has occurred and is continuing.

Conversion Settlement
      Subject to certain exceptions set forth below and under “— Make Whole Amount and Public Acquirer Change of Control,” “— Recapitalizations, Reclassifications and Change of Our Common Stock,” “— Restrictions on Conversion Imposed by our Credit Agreement” above and “— Exchange in Lieu of Conversion,” upon conversion of Debentures, we will deliver, in respect of each $1,000 principal amount of Debentures:

•	cash in an amount (the “principal return”) equal to the lesser of (a) the principal amount of Debentures surrendered for conversion and (b) the conversion value, and

•	if the conversion value of the Debentures submitted for conversion is greater than the principal amount, an amount of whole shares of our common stock (the “net shares”) equal to the sum of the daily share amounts (calculated as described below) for each trading day during the applicable conversion period.
      The “conversion value” for each $1,000 principal amount of Debentures is equal to (a) the applicable conversion rate, multiplied by (b) the average price.
      The “applicable conversion period” means the 10 consecutive trading day period commencing after the third trading day following the date the Debentures are tendered for conversion, except as described under “— Make Whole Amount and Public Acquirer Change of Control.”
      The “average price” per share of our common stock is equal to the average of the closing sale prices of our common stock for each trading day in the applicable conversion period.

      The “daily share amount,” for each $1,000 principal amount of Debentures and each trading day in the applicable conversion period, is equal to the greater of:

•	zero; and

•	a number of shares of our common stock determined by the following formula:

[	(closing sale price of our common stock on such trading day) - ($1,000) 10 × closing sale price of our common stock on such trading day	]
      The conversion value, principal return, and the number of net shares will be determined by us promptly after the end of the applicable conversion period. We will pay the principal return and cash in lieu of fractional shares, and deliver the net shares, no later than the third business day following the determination of the average price. We will deliver cash in lieu of any fractional shares of our common stock issuable in connection with payment of the net shares, based upon the average price.

Conversion Rate Adjustments
      The initial conversion rate will be adjusted for the following events:

(1) the issuance of our common stock as a dividend or distribution to all holders of our common stock, or a subdivision or combination of our common stock, in which event the conversion rate will be adjusted based on the following formula:
      where,

CR0	= the conversion rate in effect at the close of business on the record date
CR1	= the conversion rate in effect immediately after the record date
OS0	= the number of shares of our common stock outstanding at the close of business on the record date
OS1	= the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event

(2) the issuance to all holders of our common stock of certain rights or warrants entitling them for a period expiring 45 days or less from the date of issuance of such rights or warrants to purchase shares of our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the current market price of our common stock; in which event the conversion rate will be adjusted based on the following formula:

      where,

CR0	= the conversion rate in effect at the close of business on the record date
CR1	= the conversion rate in effect immediately after the record date
OS0	= the number of shares of our common stock outstanding at the close of business on the record date
X	= the total number of shares of our common stock issuable pursuant to such rights
Y	= the aggregate price payable to exercise such rights divided by the average of the closing sale prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the announcement of the issuance of such rights
However, the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration

(3) the dividend or other distribution to all holders of our common stock of shares of our capital stock (other than common stock) or evidences of our indebtedness or our assets (excluding (A) any dividend, distribution or issuance covered by clauses (1) or (2) above or (4) or (5) below) in which event the conversion rate will be adjusted based on the following formula:
      where,

CR0	= the conversion rate in effect at the close of business on the record date
CR1	= the conversion rate in effect immediately after the record date
SP0	= the current market price
FMV	= the fair market value (as determined by our board of directors), on the record date, of the shares of capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of our common stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on our common stock consist of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. securities exchange or quoted on the Nasdaq National Market or the Nasdaq Small Cap Market, then the conversion rate will instead be adjusted based on the following formula:

      where,

CR0 =	the conversion rate in effect at the close of business on the record date
CR1 =	the conversion rate in effect immediately after the record date
FMV0=	the average of the closing sale prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading days commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the Nasdaq National Market or such other national or regional exchange or market on our common stock then listed or quoted
MP0 =	the average of the closing sale prices of our common stock over the 10 consecutive trading days commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the Nasdaq National Market or such other national or regional exchange or market on our common stock is then listed or quoted

(4) dividends or other distributions consisting exclusively of cash to all holders of our common stock during any fiscal quarter, in which event the conversion rate will be adjusted based on the following formula:
      where,

CR0 =	the conversion rate in effect at the close of business on the record date
CR1 =	the conversion rate in effect immediately after the record date
SP0 =	the current market price
C =	the amount in cash per share we distribute to holders of our common stock

(5) we or one or more of our subsidiaries make purchases of our common stock pursuant to a tender offer or exchange offer by us or one of our subsidiaries for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the current market price per share of our common stock on the trading day next preceding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), in which event the conversion rate will be adjusted based on the following formula:

      where,

CR0	= the conversion rate in effect at the close of business on the record date
CR1	= the conversion rate in effect immediately after the record date
FMV0	= the fair market value (as determined by our board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date (the “purchased shares”)
OS1	= the number of shares of our common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the ‘expiration time”) less any purchased shares
OS0	= the number of shares of our common stock outstanding at the expiration time, including any purchased shares
SP0	= the current market price per share of our common stock on the trading day next preceding the expiration date
      Notwithstanding the above, in no event will we adjust the conversion rate pursuant to the events described in clauses (2) through (5) above to an amount that exceeds 22.050 shares per $1,000 principal amount of Debentures. We will adjust this maximum conversion rate in the same manner in which we must adjust the conversion rate for stock splits and combinations, stock dividends, reclassifications and similar events.
      In addition, in no event will we adjust the conversion rate to the extent that the adjustment would reduce the conversion price below the par value per share of our common stock.
      “Current market price” of our common stock on any day means the average of the closing sale price of our common stock for each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the “ex-date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, “ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
      “Record date” means, for purpose of this section, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).
      To the extent that we have a shareholder rights plan (i.e., a poison pill) in effect, upon conversion of the Debentures into common stock, you will receive, in addition to the cash and, if applicable, common stock due upon conversion, the rights under the rights plan, whether or not the rights have separated from the common stock, prior to any conversion. So long as we comply with the preceding sentence, a distribution of rights pursuant to such a rights plan will not trigger a conversion rate adjustment.
      The indenture does not require us to adjust the conversion rate for any of the transactions described above if we make provision for holders of the Debentures to participate in the transaction without conversion on a basis and with notice that our board of directors determines to be fair and appropriate.
      No adjustment in the conversion rate will be required unless such adjustment would require a change of at least 1% in the conversion rate then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment; provided that, notwithstanding the foregoing, all such carried forward adjustments shall be made at the time we mail a notice of redemption or notify holders of Debentures of a specified corporate transaction that would entitle them to convert their Debentures and thereafter any conversion rate adjustment shall be made without regard to the 1% threshold described in the preceding sentence.

      Except as stated above, the conversion rate will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.
      We may from time to time, to the extent permitted by law and subject to applicable rules of The Nasdaq Stock Market, increase the conversion rate of the Debentures by any amount for any period of at least 20 days. In that case, we will give at least 15 days notice of such increase. We may make such increases in the conversion rate, in addition to those set forth above, as our board of directors deems advisable, including to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
      As a result of any adjustment of the conversion rate, the holders of Debentures may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in taxable dividend income to the holders of common stock. In addition, non-U.S. holders of Debentures in certain circumstances may be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material United States Federal Income Tax Considerations — U.S. Holders — Conversion Rate Adjustments” and “— Non-U.S. Holders — Conversion Rate Adjustments.”

Recapitalizations, Reclassifications and Changes of Our Common Stock
      In the case of any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination), a consolidation, merger or combination involving us, a sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or any statutory share exchange, in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert a Debenture will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, we will make adequate provision whereby the holders of the Debentures shall have a reasonable opportunity, to determine the form of consideration into which all of the Debentures, treated as a single class, shall be convertible from and after the effective date of such transaction. However, at and after the effective time of the transaction, the principal return payable upon conversion of the Debentures will continue to be payable in cash, and the conversion value will be calculated based on the fair value of the reference property. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing. However, if the transaction described above also constitutes a “public acquirer change of control,” then we may in certain circumstances elect to change the conversion right in the manner described under “— Make Whole Amount and Public Acquirer Change of Control” in lieu of changing the conversion right in the manner described in this paragraph. For a discussion of the tax consequences to a holder of changes to the conversion rate of the Debentures, see “Material United States Federal Income Tax Considerations — U.S. Holders — Conversion Rate Adjustments” and “ — Non-U.S. Holders — Conversion Rate Adjustments.”

Adjustments of Average Prices
      Whenever any provision of the indenture requires us to calculate an average of closing sale prices over a span of multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex date of the event occurs, at any time during the period from which the average is to be calculated.

Exchange in Lieu of Conversion
      When a holder surrenders Debentures for conversion, we may direct the conversion agent to surrender, on or prior to the date of determination of the average price, such Debentures to a financial institution designated by us for exchange in lieu of conversion. If, at the time a holder surrenders Debentures for conversion, we are prohibited from settling the Debentures as described above under “— Conversion Rights — Restrictions on Conversion Imposed by our Credit Agreement,” we will be required to so direct the conversion agent if we have not already done so.
      In order to accept any Debentures surrendered for conversion, the designated institution must agree to deliver, in exchange for such Debentures, a number of shares of our common stock equal to the applicable conversion rate, plus cash for any fractional shares, or cash or a combination of cash and shares of our common stock in lieu thereof. Any cash amounts will be based on the average price.
      If the designated institution accepts any such Debentures, it will deliver the appropriate number of shares of our common stock or cash, or any combination thereof, to the conversion agent and the conversion agent will deliver those shares to you. Any Debentures exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any Debentures for exchange but does not timely deliver the related consideration, we will deliver the consideration due upon conversion by the due dates set forth in “— Conversion Settlement” above, subject to the limitations on conversion as described above under “— Conversion Rights — Restrictions on Conversion Imposed by our Credit Agreement.”
      Our designation of an institution to which the Debentures may be submitted for exchange does not require the institution to accept any Debentures. If the designated institution declines to accept any Debentures surrendered for exchange, we will convert those Debentures into cash and, if applicable, shares of our common stock, as described under “— Conversion Settlement” above, subject to the limitations on conversion as described above under “— Conversion Rights — Restrictions on Conversion Imposed by our Credit Agreement.” We will not pay any consideration to, or otherwise enter into any arrangement with, the designated institution for or with respect to such designation.

Optional Redemption
      We may redeem for cash all or a portion of the Debentures on a redemption date that is on or after February 20, 2013 and that is not less than 30 nor more than 60 days after the date we mail a notice to each registered holder of the Debentures to be redeemed, at a price equal to 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest (including additional interest, if any), if any, to, but excluding, the redemption date.
      If we decide to redeem fewer than all of the outstanding Debentures, the trustee will select the Debentures to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Debentures may then be traded or quoted.
      If the trustee selects a portion of your Debenture for partial redemption and you convert a portion of the same Debenture, the converted portion will be deemed to be from the portion selected for redemption. In the event of any redemption in part, we will not be required to issue, register the transfer of or exchange any certificated Debenture during a period of 15 days before the mailing of the redemption notice.

Purchase of Debentures by Us at the Option of the Holder
      Holders have the right to require us to purchase all or a portion of their Debentures on February 15, 2013, February 15, 2015 and February 15, 2020 (each, a “purchase date”). The purchase price payable will be equal to 100% of the principal amount of the Debentures to be purchased plus any accrued and unpaid interest (including additional interest, if any) to but excluding the purchase date.

      We will be required to purchase any outstanding Debentures for which a holder delivers a written purchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the relevant purchase date until the close of business on the business day immediately preceding the purchase date. If the purchase notice is withdrawn before the close of business on the business day before the purchase date, we will not be obligated to purchase the related Debentures. Also, as described in the “Risk Factors” section of this prospectus under the caption “Risks Related to this Offering — We may not have the funds necessary to repurchase the Debentures or pay the amounts due upon conversion of the Debentures when necessary, and our Credit Agreement contains limitations on our ability to pay the principal return in cash to holders of Debentures upon conversion or to repurchase the Debentures under certain circumstances,” we may not have funds sufficient to purchase the Debentures when we are required to do so.
      On or before the 20th business day prior to each purchase date, we will mail to the trustee, any paying agent and to all holders of the Debentures at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:

•	the name and address of the trustee, any paying agent and the conversion agent; and

•	the procedures that holders must follow to require us to purchase their Debentures.
      The purchase notice given by each holder electing to require us to purchase their Debentures must state:

•	in the case of Debentures in certificated form, the certificate numbers of the holder’s Debentures to be delivered for purchase;

•	the portion of the principal amount of Debentures to be purchased, in integral multiples of $1,000; and

•	that the Debentures are to be purchased by us pursuant to the applicable provision of the Debentures and the indenture.
      If the Debentures are not in certificated form, the notice given by each holder must comply with appropriate DTC procedures.
      Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.
      No Debentures may be purchased by us at the option of the holders if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date.
      A holder may withdraw any purchase notice in whole or in part by a written notice of withdrawal delivered to the trustee or any paying agent prior to the close of business on the business day prior to the purchase date. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to purchase its Debentures;

•	the principal amount of the withdrawn Debentures, which must be an integral multiple of $1,000;

•	if certificated Debentures have been issued, the certificate numbers of the withdrawn Debentures; and

•	the principal amount, if any, which remains subject to the purchase notice which must be an integral multiple of $1,000.
      If the Debentures are not in certificated form, the notice given by each holder must comply with appropriate DTC procedures.

      A holder must either effect book-entry transfer or deliver the Debentures, together with necessary endorsements, to the office of the trustee or any paying agent after delivery of the purchase notice to receive payment of the purchase price. A holder will receive payment promptly following the later of the purchase date or the date of book-entry transfer or the delivery of the Debentures together with the necessary endorsements. If the trustee or any paying agent holds money sufficient to pay, on the purchase date, the purchase price of the Debentures, then, as of the purchase date:

•	the Debentures will cease to be outstanding and interest will cease to accrue; and

•	all other rights of the holder will terminate (other than the right to receive the purchase price upon delivery or transfer of the Debentures together with necessary endorsements).
      This will be the case whether or not book-entry transfer of the Debentures is made and whether or not the Debentures are delivered to the paying agent.
      We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase notice. If then required by the applicable rules, we will file a schedule TO or any other schedule required in connection with any offer by us to repurchase the Debentures.
      Our ability to repurchase Debentures is subject to important limitations. Any future credit agreements or other agreements relating to our indebtedness or otherwise may contain provisions prohibiting repurchase of the Debentures under certain circumstances, or expressly prohibit our repurchase of the Debentures. If you elect to require us to purchase your Debentures at a time when we are prohibited from repurchasing Debentures, we may seek the consent of our lenders to repurchase the Debentures or may attempt to refinance this debt. Further, there can be no assurance that the Company would have the financial resources, or would be able to arrange financing, to pay the purchase price for all the Debentures seeking to exercise their repurchase right. If we do not obtain consent, we would not be permitted to repurchase the Debentures. Our failure to repurchase tendered Debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

Fundamental Change Requires Us to Repurchase Debentures at the Option of the Holder
      If a fundamental change (as described below) occurs, each holder of Debentures will have the right to require us to purchase some or all of that holder’s Debentures, in integral multiples of $1,000 principal amount, on a repurchase date (the “fundamental change repurchase date”) of our choosing that is not less than 20 nor more than 35 business days after the date of our notice of the fundamental change. We will purchase such Debentures at a purchase price in cash equal to 100% of the principal amount of the Debentures to be purchased, plus any accrued and unpaid interest (including additional interest) to but excluding the fundamental change repurchase date, unless such fundamental change repurchase date falls after a record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest (including additional interest, if any) payable on such interest payment date to the holder of record at the close of business on the corresponding record date.
      Within 15 days after the occurrence of a fundamental change, we are required to mail notice to all holders of Debentures, as provided in the indenture, of the occurrence of the fundamental change and of their resulting repurchase right and the fundamental change repurchase date. We must also deliver a copy of our notice to the trustee. To exercise the repurchase right, a holder of Debentures must deliver, on or before the close of business on the business day immediately preceding the fundamental change repurchase date specified in our notice, written notice to the trustee of the holder’s exercise of its repurchase right. We will pay the repurchase price for Debentures surrendered for repurchase promptly following the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the Debenture.

      You may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day before the fundamental change repurchase date. The withdrawal notice must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to purchase its Debentures;

•	the principal amount of the withdrawn Debentures which must be an integral multiple of $1,000;

•	if certificated Debentures have been issued, the certificate number of the withdrawn Debentures; and

•	the principal amount, if any, that remains subject to the repurchase notice which must be an integral multiple of $1,000.
      If the Debentures are not in certificated form, the notice given by each holder must comply with appropriate DTC procedures.
      Payment of the repurchase price for a Debenture for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Debenture, together with necessary endorsements, to the paying agent at its corporate trust office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the repurchase notice. Payment of the repurchase price for the Debenture will be made promptly following the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the Debenture. If the paying agent holds money sufficient to pay, on the repurchase date, the repurchase price of the Debenture, on the repurchase date, then, as of the repurchase date:

•	the Debenture will cease to be outstanding and interest will cease to accrue; and

•	all other rights of the holder will terminate (other than the right to receive the repurchase price upon delivery of the Debenture, together with necessary endorsements).
      This will be the case whether or not book-entry transfer of the Debentures is made and whether or not the Debentures are delivered to the paying agent.
      A “fundamental change” will be deemed to have occurred upon a “change of control” or a “termination of trading.”
      A “change of control” will be deemed to have occurred at such time after the original issuance of the Debentures when the following has occurred:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock entitled to vote generally in the election of directors;

(2) consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of us or any sale, lease or other transfer of the consolidated assets of ours and our subsidiaries substantially as an entirety) or a series of related transactions or events pursuant to which our common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of our common stock immediately prior to such transaction beneficially own, directly or indirectly, shares of common stock representing a majority of the total voting power of all outstanding classes of common stock of the surviving or transferee person in substantially the same proportion amongst themselves as such ownership immediately prior to such transaction; or

(3) continuing directors (as defined below in this section) cease to constitute at least a majority of our board of directors.
      “Continuing director” means a director who either was a member of our board of directors on the date of this prospectus or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.
      The beneficial owner shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term “person” includes any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
      The definition of change of control includes a phrase relating to the sale, lease or other transfer of the consolidated assets of ours and our subsidiaries “substantially as an entirety.” There is no precise, established definition of the phrase “substantially as an entirety,” under applicable law. Accordingly, your ability to require us to repurchase your Debentures as a result of a sale, lease or other transfer of less than all our assets may be uncertain.
      A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the Debentures are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for quotation on the Nasdaq National Market.
      Rule 13e-4 under the Exchange Act, as amended, requires the dissemination of certain information to securityholders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the Debentures. We will comply with this rule to the extent applicable at that time.
      We may, to the extent permitted by applicable law, at any time purchase the Debentures in the open market or by tender offer at any price or by private agreement. Any Debenture so purchased by us may, to the extent permitted by applicable law, be reissued or resold or may be surrendered to the trustee for cancellation. Any Debentures surrendered to the trustee for cancellation may not be reissued or resold and will be canceled promptly.
      The foregoing provisions would not necessarily protect holders of the Debentures if highly leveraged or other transactions involving us occur that may adversely affect holders.
      Our ability to repurchase Debentures upon the occurrence of a fundamental change is subject to important limitations. Under the terms of our Credit Agreement, a fundamental change is an event of default thereunder and we will be prohibited from paying the purchase price for the Debentures in cash. In addition, any future credit agreements or other agreements relating to our indebtedness or otherwise may contain provisions prohibiting repurchase of the Debentures under certain circumstances, or expressly prohibit our repurchase of the Debentures upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when we are prohibited from repurchasing Debentures, we may seek the consent of our lenders to repurchase the Debentures or may attempt to refinance this debt. If we do not obtain consent, we would not be permitted to repurchase the Debentures. Further, there can be no assurance that the Company would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the Debentures seeking to exercise their repurchase right. Our failure to repurchase tendered Debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness. See “Risk Factors — Risks Related to this Offering — We may not have the funds necessary to repurchase the Debentures or pay the amounts due upon conversion of the Debentures when necessary, and our Credit Agreement contains limitations on our ability to pay the principal return in cash to holders of Debentures upon conversion or to repurchase the Debentures under certain circumstances.”

      No Debentures may be purchased by us at the option of the holders upon a fundamental change if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date.
      The fundamental change purchase feature of the Debentures may in certain circumstances make more difficult or discourage a takeover of our company. The fundamental change repurchase feature, however, is not the result of our knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by means of a merger, tender offer solicitation or otherwise, or by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a standard term contained in securities similar to the Debentures.

Subordination of Debentures
      Payment on the Debentures will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The Debentures also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
      Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, interest, and additional interest, if any, on the Debentures will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the Debentures because of an event of default, the holders of any outstanding senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness obligations before the holders of the Debentures are entitled to receive any payment or distribution. We are required under the indenture to promptly notify holders of our senior indebtedness, if payment of the Debentures is accelerated because of an event of default.
      We may not make any payment on the Debentures if:

•	a default in the payment of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, or in the case of a lease, a default occurs and is continuing that permits the lessor to either terminate the lease or require us to make an irrevocable offer to terminate the lease, and the trustee receives a notice of such default (called “payment blockage notice”) from any other person permitted to give such notice under the indenture (called a “non-payment default”).
      We may resume payments and distributions on the Debentures:

•	in case of a payment default, upon the date on which such default is cured or waived in writing or ceases to exist; and

•	in case of a non-payment default, the earlier of (1) the date on which such nonpayment default is cured or waived or ceases to exist or (2) 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated, (or in the case of any lease, 179 days after the payment blockage notice is received, so long as we have not received notice that the lessor under such lease has exercised its right to terminate the lease or require us to make an irrevocable offer to terminate the lease).
      No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice.

      If the trustee or any holder of the Debentures receives any payment or distribution of our assets in contravention of the subordination provisions of the Debentures or the indenture before all senior indebtedness is paid in full in cash or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
      Because of the subordination provisions discussed above, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the Debentures may receive less, ratably, than our other creditors. This subordination will not prevent the occurrence of any event of default under the indenture except as described under “— Restrictions on Conversion Imposed by our Credit Agreement” above.
      The Debentures are exclusively obligations of us. A substantial portion of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the Debentures, is dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments from our subsidiaries. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.
      Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor to any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.
      The term “senior indebtedness” is defined in the indenture and includes principal, premium, interest, rent, fees, costs, expenses and other amounts accrued or due on our existing or future indebtedness, as defined below, or any existing or future indebtedness guaranteed or in effect guaranteed by us, subject to certain exceptions. The term does not include:

•	any indebtedness that by its express terms is not senior to the Debentures or is pari passu or junior to the Debentures; or

•	any indebtedness we owe to any of our majority-owned subsidiaries; or

•	the Debentures.
      The term “indebtedness” is also defined in the indenture and includes, in general terms, our liabilities in respect of borrowed money, bonds, debentures, letters of credit, bank guarantees, bankers’ acceptances, capital and certain other leases, interest rate and foreign currency derivative contracts or similar arrangements, guarantees and certain other obligations described in the indenture, subject to certain exceptions. The term does not include, for example, any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services.
      The term “designated senior indebtedness” is defined in the indenture and includes our Credit Agreement, in general terms, any senior indebtedness that by its terms expressly provides that it is “designated senior indebtedness” for purposes of the indenture.
      As of June 30, 2005, on a pro forma basis after giving effect to this offering and the use of proceeds hereof, we had $1,416.3 million of senior indebtedness outstanding and our subsidiaries had $1,422.5 million of indebtedness. Neither we nor our subsidiaries are prohibited under the indenture from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior or secured indebtedness. Our subsidiaries may also from time to time incur additional debt and liabilities.

      We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the Debentures. The trustee’s claims for these payments will generally be senior to the claims of holders in respect of all funds collected or held by the trustee.

Consolidation, Merger and Sale of Assets
      We may, without the consent of the holders of Debentures, consolidate with, merge with or into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of ours and our subsidiaries substantially as an entirety to any corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions provided that:

•	the surviving entity assumes all our obligations under the indenture and the Debentures;

•	if as a result of such transaction the Debentures become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of LifePoint or such successor under the Debentures and the indenture;

•	at the time of such transaction or series of transactions, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

•	an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, sale, lease or transfer complies with the provisions of the indenture, have been delivered to the trustee.

Information Requirement
      We will agree that for a period of two years after closing, during any period in which we are not subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act, to make available to holders of the Debentures, or beneficial owners of interests therein, or any prospective purchaser of the Debentures, the information required by Rule 144A(d)(4) to be made available in connection with the sale of Debentures or beneficial interests in the Debentures.

Events of Default
      Each of the following will constitute an event of default under the indenture:

•	our failure to pay when due the principal on any of the Debentures at final maturity, upon acceleration, redemption or exercise of a repurchase right or otherwise (whether or not prohibited by the subordination provision of the Debentures);

•	our failure to pay an installment of interest (including additional interest, if any) on any of the Debentures for 30 days after the date when due (whether or not prohibited by the subordination provision of the Debentures);

•	our failure to pay when due the principal return or the net shares due upon conversion of Debentures, together with cash in lieu of any fractional shares, upon conversion of a Debenture, and that failure continues for 5 days. It will not be an event of default if we do not pay the principal return or deliver the net shares if the Debentures are not convertible because of a prohibition imposed by our Credit Agreement as described above under “— Restrictions on Conversion Imposed by our Credit Agreement”;

•	our failure to perform or observe any other term, covenant or agreement contained in the Debentures or the indenture for a period of 60 days after written notice of such failure, requiring us to remedy the same, shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

•	our, or any of our “significant subsidiaries”, failure to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money (including, without limitation, under our Credit Agreement) in an amount in excess of $25 million, or if there is an acceleration of indebtedness for borrowed money in such principal amount because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in either case, for a period of 60 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

•	our failure to give timely notice of a fundamental change; and

•	certain events of our bankruptcy, insolvency or reorganization or any “significant subsidiary” of ours.
      If an event of default specified in the seventh bullet point above occurs and is continuing (other than pursuant to the bankruptcy, insolvency or reorganization of a significant subsidiary of ours), then the principal of all the Debentures and the accrued and unpaid interest thereon shall automatically become immediately due and payable. If any other event of default shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the Debentures then outstanding may by written notice to us and the trustee declare the Debentures due and payable at their principal amount together with accrued and unpaid interest, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Debentures by appropriate judicial proceedings. Such declaration may be rescinded and annulled with the written consent of the holders of a majority in aggregate principal amount of the Debentures then outstanding, subject to the provisions of the indenture.
      The holders of a majority in aggregate principal amount of Debentures at the time outstanding through their written consent, or the holders of a majority in aggregate principal amount of Debentures then outstanding represented at a meeting at which a quorum is present by a written resolution, may waive any existing default or event of default and its consequences except any default or event of default:

•	in any payment on the Debentures;

•	in respect of the failure to convert the Debentures; or

•	in respect of the covenants or provisions in the indenture that may not be modified or amended without the consent of the holder of each Debenture affected as described in “— Modification, Waiver and Meetings” below.
      Holders of a majority in aggregate principal amount of the Debentures then outstanding through their written consent, or the holders of a majority in aggregate principal amount of the Debentures then outstanding represented at a meeting at which a quorum is present by a written resolution, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, subject to the provisions of the indenture. The indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of Debentures before proceeding to exercise any right or power under the indenture at the request of such holders. The rights of holders of the Debentures to pursue remedies with respect to the indenture and the Debentures are subject to a number of additional requirements set forth in the indenture.
      The indenture will provide that the trustee shall, within 90 days of the occurrence of a default, give to the registered holders of the Debentures notice of all uncured defaults known to it, but the trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default in the payment of the principal of, or premium, if any, or interest on, any of the Debentures when due or in the payment of any conversion, redemption or repurchase obligation.
      We are required to furnish annually to the trustee a statement as to the existence of any default or event of default under the indenture. In addition, we are required to file with the trustee a written notice of the occurrence of any default or event of default within five business days of our becoming aware of the occurrence of any default or event of default.

Modification, Waiver and Meetings
      The indenture contains provisions for convening meetings of the holders of Debentures to consider matters affecting their interests.
      The indenture (including the terms and conditions of the Debentures) may be modified or amended by us and the trustee, without the consent of the holder of any Debenture, for the purposes of, among other things:

•	adding to our covenants for the benefit of the holders of Debentures;

•	adding additional dates on which holders may require us to repurchase their Debentures;

•	surrendering any right or power conferred upon us;

•	providing for conversion rights of holders of Debentures upon any recapitalization, reclassification or change of our common stock, a consolidation, merger or combination involving us, a sale, lease or other transfer to another corporation of the consolidated assets of us and our subsidiaries substantially as an entirety, or any statutory share exchange;

•	providing for a change in the conversion right in accordance with the indenture following a public acquirer change of control in the event we make the election referred to under “Conversion Rights — Make Whole Amount and Public Acquirer Change of Control” above;

•	providing for the combination of cash and shares of our common stock to be delivered by a financial institution to a converting holder of the Debentures pursuant to an exchange in lieu of conversion as described above under “— Exchange in Lieu of Conversion;”

•	providing for the assumption of our obligations to the holders of Debentures in the case of a merger, consolidation, conveyance, sale, transfer or lease;

•	increasing the conversion rate in the manner described in the indenture;

•	effecting or maintaining the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or complying with the requirements of the SEC with respect thereto;

•	making any changes or modifications to the indenture necessary in connection with the registration of the Debentures under the Securities Act, as contemplated by the registration rights agreement;

•	securing our obligations in respect of the Debentures;

•	curing any ambiguity or correcting or supplementing any defective provision contained in the indenture; provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of Debentures in any material respect; provided further that any amendment made solely to conform the provisions of the indenture to the description of the Debentures in this prospectus will not be deemed to adversely affect the interests of the holders of the Debentures; or

•	adding or modifying any other provisions which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of Debentures in any material respect.
      Modifications and amendments to the indenture or to the terms and conditions of the Debentures may also be made, and noncompliance by us with any provision of the indenture or the Debentures may be waived, either:

•	with the written consent of the holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding; or

•	by the adoption of a resolution at a meeting of holders at which a quorum is present by at least a majority in aggregate principal amount of the Debentures represented at such meeting.
      However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of the holder of each outstanding Debenture affected:

•	change the maturity date of the principal of, or any date an installment of interest or additional interest is due on, any Debenture;

•	reduce the principal amount of any Debenture;

•	reduce the interest rate or amount of interest (including any additional interest) on any Debenture;

•	change the currency of payment of principal of or interest on any Debenture;

•	impair the right to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any Debenture;

•	except as otherwise permitted or contemplated by provisions of the indenture, impair or adversely affect the conversion rights of holders of the Debentures, including any change to the payment of the principal return or net share amount;

•	materially adversely affect any repurchase option of holders;

•	modify the redemption provisions of the indenture in a manner materially adverse to the holders of Debentures;

•	modify the subordination provisions of the indenture in a manner that is materially adverse to the holder of the Debentures;

•	reduce the percentage in aggregate principal amount of Debentures outstanding necessary to modify or amend the indenture or to waive any past default; or

•	reduce the percentage in aggregate principal amount of Debentures outstanding required for any other waiver under the indenture.
      The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Debentures at the time outstanding.

Form, Denomination and Registration
      The Debentures were issued in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples of $1,000.

Global Debentures: Book-Entry Form
      The Debentures are evidenced by one or more global Debentures deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co., as DTC’s nominee. Record ownership of the global Debentures may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below.
      Ownership of beneficial interests in a global Debenture will be limited to persons that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC’s rules and will be settled in same-day funds. Holders may also beneficially own interests in the global Debentures held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.
      So long as Cede & Co., as nominee of DTC, is the registered owner of the global Debentures, Cede & Co. for all purposes will be considered the sole holder of the global Debentures. Except as provided below, owners of beneficial interests in the global Debentures will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered holders thereof. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer or pledge a beneficial interest in the global Debentures to such persons may be limited.
      We will wire, through the facilities of the trustee, the principal, and interest payments on the global Debentures to Cede & Co., the nominee for DTC, as the registered owner of the global Debentures. We, the trustee and any paying agent will have no responsibility or liability for paying amounts due on the global Debentures to owners of beneficial interests in the global Debentures.
      It is DTC’s current practice, upon receipt of any payment of principal of, and interest on the global Debentures, to credit participants’ accounts on the payment date in amounts proportionate to their respective beneficial interests in the Debentures represented by the global Debentures, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in Debentures represented by the global Debentures held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in “street name.”
      If a holder would like to convert Debentures into cash and, if applicable, common stock pursuant to the terms of the Debentures, the holder should contact the holder’s broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.
      Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, a holder’s ability to pledge the holder’s interest in the Debentures represented by global Debentures to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.
      Neither we nor the trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of Debentures, including, without limitation, the presentation of Debentures for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global Debentures are credited and only for the principal amount of the Debentures for which directions have been given.
      DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the initial purchasers of the Debentures. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.
      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global Debentures among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause Debentures to be issued in definitive registered form in exchange for the global Debentures. None of us, the trustee or any of our or the trustee’s respective agents will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global Debentures.
      According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Certificated Debentures
      We will issue the Debentures in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global Debenture may be exchanged for definitive certificated Debentures upon request by or on behalf of DTC in accordance with customary procedures. The indenture permits us to determine at any time and in our sole discretion that Debentures shall no longer be represented by global Debentures. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global Debentures at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.
      Any Debenture that is exchangeable pursuant to the preceding sentence is exchangeable for Debentures registered in the names which DTC will instruct the trustee. It is expected that DTC’s instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in that global Debenture. Subject to the foregoing, a global Debenture is not exchangeable except for a global Debenture or global Debentures of the same aggregate denominations to be registered in the name of DTC or its nominee.

Notices
      Except as otherwise provided in the indenture, notices to holders of Debentures will be given by mail to the addresses of holders of the Debentures as they appear in the Debenture register.

Governing Law
      The indenture, the Debentures and the registration rights agreement will be governed by, and construed in accordance with, the law of the State of New York.

Information Regarding the Trustee
      Citibank, N.A., as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the Debentures. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Registration Rights
      The registration statement of which this prospectus forms a part has been filed pursuant to the terms of the registration rights agreement which we entered into with the initial purchasers of the Debentures. In the registration rights agreement we agreed, for the benefit of the holders of the Debentures and the shares of common stock issuable upon conversion of the Debentures (the “registrable securities”) that we would, at our expense, use our commercially reasonable efforts to:

•	file such shelf registration statement with the SEC within 120 days after the earliest date of original issuance of any of the Debentures;

•	cause such registration statement to become effective no later than 210 days after the earliest date of original issuance of any of the Debentures; and

•	keep the registration statement effective for a period (the “registration period”) beginning on the date such registration statement is declared effective by the SEC and ending on the earlier of (1) the date as of which all the Debentures or the common stock issuable upon conversion of the Debentures have been sold either under Rule 144 under the Securities Act (or any similar provision then in force) or pursuant to the shelf registration statement; (2) the date as of which all the Debentures or the common stock issuable upon conversion of the Debentures held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act or any successor provision; (3) the date on which there are no outstanding registrable securities; and (4) the date that is two years after the earliest date of original issuance of any of the Debentures.
      We also agreed to provide to each registered holder such number of copies of this prospectus as may reasonably be requested by such holder, notify each registered holder by mail when the shelf registration statement has become effective and take certain other actions as are required to permit resales of the Debentures and the common stock issuable upon conversion of the Debentures. A holder who sells securities pursuant to the registration statement of which this prospectus forms a part generally will be required to be named as a selling securityholder in this prospectus and to deliver this prospectus to purchasers. By accepting any Debenture, each holder is bound by the provisions of the registration rights agreement. These provisions include, without limitation, a provision whereby the holders:

•	must indemnify us for any damages arising from information such holder has provided to us for inclusion in the shelf registration statement;

•	agree to deliver a prospectus in accordance with the Securities Act of 1933; and

•	refrain from any sale of registrable securities pursuant to the shelf registration statement during any suspension period described below.
      If a shelf registration statement covering those securities is not effective, they may not be sold or otherwise transferred except pursuant to an exemption from registration under the Securities Act and any other applicable securities laws or in a transaction not subject to those laws.
      We may suspend the holders’ use of the prospectus for a maximum period (the “suspension period”) of 60 days in any 90-day period, and an aggregate of 120 days in any 12-month period, if (i) any pending corporate development that, in our reasonable discretion, makes it appropriate to suspend the availability of the shelf registration statement (ii) the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred or is continuing or the existence of any fact, or (iii) the SEC issues a stop order suspending the effectiveness of the shelf registration statement or initiates proceedings with respect to the shelf registration statement under Section 8(d) or 8(e) of the Securities Act of 1933. We will not specify the nature of the event giving rise to a suspension in any notice to holders of the Debentures of the existence of such a suspension other than an event described in clause (iii) above.
      If,

•	on the 120th day following the earliest date of original issuance of any of the Debentures, the shelf registration statement has not been filed with the SEC; or

•	on the 210th day following the earliest date of original issuance of any of the Debentures, the shelf registration statement has not become effective; or

•	the shelf registration statement is filed and has become effective but then ceases to be effective (without being immediately succeeded by an additional registration statement that is filed and has become effective) or usable for the offer and sale of registrable securities for a period of time (including any suspension period) that exceeds an aggregate of 60 days in any 90-day period or an aggregate of 120 days in any 12-month period.
(each, a “registration default”), additional interest will accrue on the Debentures, from and including the day following the registration default to but excluding the earlier of (i) the day after the end of the registration period, (ii) the day on which the registration default has been cured and (iii) the date such security is no longer a registrable security. So long as a registration default continues, we will pay additional interest in arrears in cash on August 15 and February 15 of each year to each holder who is entitled to receive additional interest in respect of a Debenture of which the holder was the holder of record at the close of business on the immediately preceding August 1, and February 1, respectively. Additional interest will accrue at a rate equal to:

•	0.25% per annum of the principal amount for the first 90 days following such registration default; and

•	0.50% per annum of the principal amount after the first 90 days following such registration default.
      In no event will additional interest accrue at a rate per year exceeding 0.50%. Additional interest will be computed on the basis of a 360-day year composed of twelve 30-day months. If a holder has converted some or all of its Debentures into common stock, the holder will be entitled to receive upon conversion of its Debentures accrued and unpaid additional interest to the conversion date. In no event will we pay additional interest, and additional interest will not accrue, on any Debenture after it has been converted into cash and if applicable, shares of our common stock. In addition, no holder will be entitled to any additional interest unless he has delivered a duly completed form of notice and questionnaire referred to below, together with any other information we may reasonably request. The right to additional interest, if any, shall be the sole remedy in the event of a registration default.
      The Debentures and common stock issuable upon conversion will cease to be registrable securities when (i) the shelf registration statement described above has been declared effective under the Securities Act and such securities have been disposed of pursuant to the shelf registration statement, (ii) the expiration of the holding period that would be applicable under Rule 144(k) or any successor or similar provision then in effect, (iii) the sale to the public pursuant to Rule 144 or any successor or similar provision then in effect or (iv) such securities have ceased to be outstanding.
      We have agreed to mail notice to all holders of the filing and effectiveness of the shelf registration statement by issuing a press release. In order to be named as a selling securityholder in the prospectus at the time of effectiveness of the shelf registration statement, a holder must have completed and delivered a notice and questionnaire, together with any other information we may reasonably request, to us on or prior to the tenth business day before the effectiveness of the registration statement. If a holder provides us with a completed questionnaire after the tenth business day before the effectiveness of the registration statement, together with any other information we may reasonably request, we will, within 30 business days of receipt (or if a suspension period is in effect at the time of such receipt or a suspension period commences within 30 business days after such receipt, within 30 business days after the end of such suspension period), file any amendments to the registration statement or supplements to the related prospectus as are necessary and permitted to allow such holder to deliver a prospectus to purchasers of registrable securities, provided that we will not be obligated to file more than one post-effective amendment in any 90-day period. Such holder will be entitled to additional interest in the manner and amount described above if we fail to make the filing in the time required (or, where such filing is a post effective amendment to the shelf registration statement, if such amendment is not declared effective within 90 days after the date such post-effective amendment is required to be filed). If a holder does not complete and deliver a questionnaire or provide the other information we may request, the holder will not be named as a selling securityholder in the prospectus and will not be permitted to sell the holder’s registrable securities pursuant to the shelf registration statement. This summary of the registration rights agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement.

DESCRIPTION OF CAPITAL STOCK
      The following description of our capital stock is not meant to be complete and is qualified in its entirety by reference to our restated certificate of incorporation and restated bylaws.
Authorized Capital Stock
      Our authorized capital stock consists of 90,000,000 authorized shares of common stock, par value $0.01 per share, and 10,000,000 authorized shares of preferred stock, of which 90,000 shares are designated as series A junior participating preferred stock, par value $0.01 per share. As of June 30, 2005 approximately 57.0 million shares of our common stock were issued and outstanding, approximately 4.3 million shares were reserved for issuance upon the exercise of options issued and outstanding pursuant to stock option plans and no shares of preferred stock were outstanding.
Common Stock
      Holders of our common stock are entitled to one vote for each share they hold on all matters voted on by our stockholders, and are not entitled to cumulate votes for the election of directors. Subject to any preferences that may be applicable to any outstanding preferred stock, the holders of shares of our common stock are entitled to receive any dividends that may be declared from time to time by our board of directors out of assets or funds legally available to pay dividends. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of holders of shares of our preferred stock, if any are then outstanding.
Preferred Stock
      We may issue up to 10,000,000 shares of preferred stock. Our board of directors will have the authority to issue preferred stock in one or more series and to fix for each series the voting powers, full, limited or none, and the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereon, and the number of shares constituting any series and the designations of the series, without any further vote or action by our stockholders. Because the terms of the preferred stock may be fixed by our board of directors without stockholder action, the preferred stock could be issued quickly with terms calculated to defeat a proposed takeover of our company, or to make the removal of our management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of our common stock.
      In connection with the stockholder rights plan that we adopted, our restated certificate of incorporation provides for the issuance of 90,000 shares of preferred stock designated as the series A junior participating preferred stock, par value $0.01 per share. No shares of our preferred stock are outstanding.
Preferred Stock Purchase Rights
      We have entered into a stockholder rights agreement with National City Bank, as rights agent. Pursuant to the rights agreement, each outstanding share of our common stock is accompanied by one preferred stock purchase right. Each right entitles its registered holder to purchase from us one one-thousandth of a share of series A preferred stock at a price of $35 per one one-thousandth of a share, subject to adjustment.
      Each share of series A preferred stock will be entitled, when, as and if declared, to a preferential quarterly dividend payment in an amount equal to the greater of $10 or 1,000 times the aggregate of all dividends declared per share of our common stock. In the event of our liquidation, dissolution or winding up, the holders of series A preferred stock will be entitled to a minimum preferential liquidation payment equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions made per share of our common stock. Each share of series A preferred stock will entitle its holder to 1,000 votes on all matters submitted to a vote of our stockholders. In the event of any consolidation, merger, combination or other transaction in which shares of our common stock are exchanged, each share of series A preferred stock will be entitled to receive 1,000 times the aggregate amount of stock, securities, cash and/or other property (payable in kind) as the case may be, into which or for which each share of our common stock is changed or exchanged. The rights of series A preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.
      Initially, the rights will attach to all our common stock certificates, and no separate rights certificates will be issued. Separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the earlier to occur of the tenth day after:

•	a public announcement that a person or group of affiliated or associated persons, which we refer to in this joint proxy statement/ prospectus as an acquiring person, has acquired beneficial ownership of 15% or more of our outstanding common stock; or

•	a date as may be determined by action of our board of directors following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of our common stock. Prior to the time that a person would otherwise become an acquiring person, however, our board of directors may determine that this person is not an acquiring person for purposes of the rights agreement.
      The rights agreement provides that, until the rights distribution date (or earlier redemption or expiration of the rights):

•	the rights will be transferred with and only with the certificates of our common stock,

•	common stock certificates issued upon transfer or new issuances of our common stock will contain a notation incorporating the rights agreement by reference, and

•	the surrender for transfer of any certificates for our common stock also will constitute the transfer of the rights associated with the common stock represented by the certificate.
      The rights will not be exercisable until the rights distribution date. The rights will expire on May 7, 2009, unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by us, in each case, as described below.
      If a person or group becomes an acquiring person, each holder of a right will thereafter have the right to receive, upon exercise, our common stock (or, in certain circumstances, series A preferred stock or other similar securities of ours) having a value equal to two times the exercise price of the right. Notwithstanding any of the foregoing, following the time that a person or group becomes an acquiring person, all rights that are, or (under circumstances specified in the rights agreement) were, beneficially owned by any acquiring person will be null and void.
      In the event that we are acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold after a person or group has become an acquiring person, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of the transaction will have a market value of two times the exercise price of the right.
      At any time after any person or group becomes an acquiring person and prior to the acquisition by the person or group of 50% or more of the outstanding shares of our common stock, our board of directors may exchange the rights (other than rights owned by the person or group, which will have become void), in whole or in part, at an exchange ratio of one share of our common stock or one one-thousandth of a share of series A preferred stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), as the case may be, per right (subject to adjustment).

      At any time prior to a person or group becoming an acquiring person, our board of directors may redeem the rights, in whole but not in part, at a redemption price of $0.01 per right. The redemption of the rights may be made effective at that time and on that basis with those conditions that our board of directors, in its sole discretion, may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.
      The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, except that from and after the existence of an acquiring person no amendment may adversely affect the interests of the holders of the rights (other than the acquiring person).
      The number of outstanding rights and the number of one one-thousandths of a share of series A preferred stock issuable upon exercise of each right are subject to adjustment under circumstances specified in the rights agreement.
      Until a right is exercised, the holder thereof, as a holder of the right, will not have any rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends.
      The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not determined by our board of directors to be in the best interests of all our stockholders. The rights should not interfere with any merger or other business combination approved by our board of directors because, subject to the limitations described above, the rights may be redeemed by us at $0.01 per right prior to the time that a person or group has become an acquiring person.
Anti-Takeover Provisions — Our Restated Certificate of Incorporation, Our Restated Bylaws and the DGCL
      Provisions in our restated certificate of incorporation and restated bylaws might make it harder for a person or group to acquire us through a tender offer, proxy contest or otherwise. These provisions, which are identical to provisions in our certificate of incorporation and bylaws prior to completion of the proposed transaction, include, for example, terms providing for:

•	the issuance of “blank check” shares of our preferred stock by our board of directors without the approval of holders of our common stock;

•	higher stockholder voting requirements for certain transactions, including business combinations with specified related parties (i.e., a “fair price provision”);

•	a prohibition on taking actions by written consent of our stockholders;

•	restrictions on who is eligible to call a special meeting of our stockholders;

•	classification of the our board of directors into three classes; and

•	the removal of directors only for cause and only by a vote of 80% of our outstanding voting power.
      These provisions may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company, although these proposals, if made, might be considered desirable by a majority of our stockholders. A further effect of these provisions (as compared to not including these provisions in our restated certificate of incorporation and restated bylaws) could be to make it more difficult for third parties to cause the replacement of our board of directors. These provisions have been designed to enable us to develop our business and foster our long-term growth without the disruptions caused by the threat of a takeover not deemed by our board of directors to be in the best interest of us and our stockholders.
      We are governed by the provisions of Section 203 of the DGCL. Subject to specified exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time of the transaction in which the person became an interested stockholder. Subject to specified exceptions, for purposes of Section 203, an “interested stockholder” is defined as a person who, together with the person’s affiliates and associates, owns, or within three years has owned, 15% or more of the corporation’s voting stock. For purposes of Section 203, a “business combination” includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of either the aggregate market value of the consolidated assets of the corporation or the aggregate market value of all the outstanding stock of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation or which provide the interested stockholder with a financial benefit. These restrictions would not apply if:

•	our board of directors approved the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of our company (excluding shares owed by officers, directors, or specified employee purchase plans); or

•	at or subsequent to the time the transaction was approved by our board of directors, there was an affirmative vote of at least 66.66% of the outstanding voting stock of our company.
      The business combinations provisions of Section 203 of the DGCL may have the effect of prohibiting, deterring or delaying merger proposals, tender offers or other attempts to effect a change in control of our company that are not negotiated with and approved by our board of directors.
Limited Liability and Indemnification Provisions
      Our restated certificate of incorporation limits, to the fullest extent now or hereafter permitted by the DGCL, the liability of a director to us or our stockholders for monetary damages for breach of his or her fiduciary duties as a director, except for liability:

•	for a breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, relating to prohibited dividends, distributions and repurchases or redemptions of stock; or

•	for any transaction from which the director derives an improper personal benefit.
      This provision, however, will have no effect on the availability of equitable remedies, including injunctions and rescissions. Additionally, this provision will not limit liability under state or federal securities laws.
      Our restated certificate of incorporation contains provisions for indemnification of directors and officers to the fullest extent permitted by federal or state securities law. Our restated certificate of incorporation also permits us to maintain and pay premiums on an insurance policy on behalf of our directors and officers covering losses arising from claims based on breaches of duty, negligence, error and other wrongful acts. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.
Transfer Agent and Registrar
      The transfer agent and registrar for our common stock is National City Bank. Its address is 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114, and its telephone number at this location is (216) 5752492.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
      PURSUANT TO U.S. TREASURY DEPARTMENT CIRCULAR 230, YOU ARE ADVISED THAT THE FOLLOWING SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER. IT WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN, NAMELY THE SALE OF DEBENTURES BY THE SELLING SECURITY HOLDERS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
      The following is a general discussion of material U.S. federal income and, in the case of non-U.S. holders (as defined below), estate tax considerations relating to the purchase, ownership and disposition of the Debentures and shares of our common stock, if any, acquired upon conversion of a Debenture. The U.S. federal income and estate tax considerations set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to statements made and conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.
      This summary is limited to holders that hold the Debentures and the shares of our common stock as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income or estate tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules including, without limitation, tax-exempt entities, holders subject to the U.S. federal alternative minimum tax, traders or dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, certain former citizens or former long-term residents of the United States, partnerships or other pass-through entities, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar and persons that hold the Debentures or shares of our common stock in connection with a “straddle,” “hedging,” “conversion” or other risk reduction transaction. This discussion does not address the tax consequences arising under any state, local or foreign law. In addition, this summary does not consider the effect of the U.S. federal estate or gift tax laws, except for certain U.S. federal estate tax consequences to non-U.S. holders.
      As used herein, the term “U.S. holder” means a beneficial owner of a Debenture (or shares of our common stock, if any, acquired upon conversion of a Debenture) that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
      As used herein, the term “non-U.S. holder” means a beneficial owner of a Debenture (or shares of our common stock, if any, acquired upon conversion of a Debenture) that is neither a U.S. holder nor a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

      If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Debenture (or shares of our common stock, if any, acquired upon conversion of a Debenture), the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership for U.S. federal income tax purposes and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the Debentures (or shares of our common stock, if any, acquired upon conversion of a Debenture).
      Investors considering the purchase of Debentures should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.
U.S. Holders

Payments of Interest
      Subject to the discussion below under “— Additional Amounts,” a U.S. holder generally will be required to recognize as ordinary income any interest paid or accrued on the Debentures, in accordance with the U.S. holder’s regular method of tax accounting. If a U.S. holder purchases a Debenture between interest payment dates, a portion of the amount paid for the Debenture will be attributed to interest accrued from the prior payment date; such holder will not be required to recognize as ordinary income the collection of the interest that accrued prior to the date of purchase.

Additional Amounts
      Under Treasury regulations relating to “contingent payment debt instruments,” the possibility of an additional payment under a Debenture may be disregarded for purposes of determining the amount of interest or original issue discount (“OID”) income to be recognized by the holder in respect of such Debenture (or the timing of such recognition) if the likelihood of the payment, as of the date the Debentures are issued, is remote or the amount of potential payments is incidental or certain other exceptions apply. Our failure to, among other things, file or cause to be declared effective a shelf registration statement as described under “Description of the Debentures — Registration Rights” may result in the payment of additional amounts in the manner described in that section of this prospectus. In addition, as described under “Description of the Debentures — Conversion Rights — Make Whole Amount and Public Acquirer Change of Control” and “Description of the Debentures — Conversion Rights — Conversion Rate Adjustments,” we may adjust the conversion ratio of the Debentures in certain circumstances, which adjustment may result in a constructive distribution to the holders of the Debentures. See “— Conversion Rate Adjustments,” below. We do not intend to treat the possibility of such additional payments or constructive distributions as affecting the amount of interest or OID to be recognized by the holder of a Debenture or the timing or character of such recognition because we believe that the likelihood of any such payments or constructive distributions is remote or that such payments or constructive distributions are subject to other exceptions. Our determination in this regard is binding on holders of Debentures, unless a holder discloses to the IRS, in the manner required by applicable Treasury regulations, that the holder is taking a different position. It is possible, however, that the IRS may take a different position regarding the possibility of such additional payments or constructive distributions, in which case, if the position of the IRS were sustained, the timing, amount and character of income recognized with respect to a Debenture may be substantially different than described herein, and a holder may be required to recognize income significantly in excess of payments received, may recognize additional gain upon a conversion of the Debentures into cash and shares of our common stock and may be required to treat as interest income all or a portion of any gain recognized on the conversion or disposition of a Debenture. This discussion assumes that the IRS will not take a different position, or, if it takes a different position, that such position will not be sustained. Prospective purchasers should consult their own tax advisors as to the tax considerations that relate to the possibility of additional payments or constructive distributions.

Market Discount
      If a U.S. holder acquires a Debenture at a price that is less than the stated principal amount, the U.S. holder may be deemed to have acquired the Debenture with market discount. A U.S. holder who acquires a Debenture with market discount that is more than a statutorily-defined de minimis amount generally will be required to recognize ordinary income upon a taxable disposition of the Debenture in an amount equal to the lesser of (i) the amount of gain recognized or (ii) accrued market discount not previously included in income under an election to include market discount in income on a current basis. Such market discount will accrue ratably or, at the election of the U.S. holder, under a constant yield method over the remaining term of Debenture. A U.S. holder also will be required to defer the deduction of a portion of any interest paid or accrued on indebtedness incurred to purchase or carry Debentures acquired with market discount.
      Alternatively, a U.S. holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such U.S. holder in the taxable year of the election and thereafter, in which case the forgoing rules will not apply. This election to include market discount into income currently, once made, may not be revoked without the consent of the IRS. A U.S. holder’s tax basis in the Debentures will be increased by the amount of market discount included in income under such election.
      Whether a U.S. holder that converts a Debenture with market discount into cash and shares of our common stock is required to recognize income with respect to all or a portion of its accrued market discount not previously included in income is uncertain. Any accrued market discount that is not included in income upon such conversion should attach to the shares of our common stock received and, upon a disposition of such common stock, gain recognized by the U.S. holder would be treated as ordinary income to the extent of such accrued market discount. As noted under “— Conversion of the Debentures into Cash and Shares of Our Common Stock Received From Us,” prospective purchasers should consult their own tax advisors as to the tax treatment of the conversion of a Debenture for cash and shares of our common stock.

Bond Premium
      If a U.S. holder acquires a Debenture at a price that is greater than the stated principal amount, the U.S. holder generally will be treated as having acquired the Debenture with bond premium. The amount of such premium will be included in the adjusted tax basis of the Debenture, which may result in a capital loss upon a sale, exchange or other disposition of the Debenture. In lieu of the foregoing, the U.S. holder may elect to amortize such premium, to the extent such premium is not attributable to the conversion feature of the Debenture, as an offset to interest income on the Debenture, using a constant yield method over the remaining term of the Debenture. An electing U.S. holder must reduce its tax basis in the Debenture by the amount of the aggregate amortized bond premium. The election to amortize bond premium, once made, will apply to all debt obligations acquired by such U.S. holder in the taxable year of the election and thereafter, and may not be revoked without consent of the IRS.

Sale, Redemption or Exchange of Debentures
      Subject to the discussion below under “— Conversion of the Debentures into Cash and Shares of Our Common Stock Received From Us” and above under “— Market Discount,” a U.S. holder generally will recognize capital gain or loss if the holder disposes of a Debenture in a sale, redemption or exchange (including the disposition of a Debenture to a financial institution in an “exchange in lieu of conversion,” as described under “Description of the Debentures — Exchange in Lieu of Conversion”). The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder (other than proceeds attributable to accrued and unpaid interest) and the holder’s adjusted tax basis in the Debenture. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the Debenture. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by a U.S. holder on a disposition of the Debenture will be long-term capital gain or loss if the holder held the Debenture for more than one year. Long-term capital gains of noncorporate taxpayers generally are taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deduction of capital losses is subject to limitations.

Conversion of the Debentures into Cash and Shares of Our Common Stock Received From Us
      If a U.S. holder converts the Debentures and receives from us a combination of cash and shares of our common stock, the tax treatment to the U.S. holder is uncertain. The conversion might be treated as a recapitalization or other similar transaction, in which case no loss would be recognized upon the conversion, but the U.S. holder would be required to recognize any gain in an amount equal to the lesser of (1) the cash payment or (2) the excess of the fair market value of shares of our common stock and cash payment received in the conversion over the U.S. holder’s adjusted tax basis in the Debenture at the time of conversion. In this case, the U.S. holder’s tax basis in shares of our common stock received upon conversion of a Debenture would be the same as the U.S. holder’s tax basis in the Debenture, increased by the amount of gain recognized, if any, and reduced by the amount of the cash payment. Cash received in lieu of a fractional share of our common stock generally would be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share generally would result in capital gain or loss measured by the difference between the cash received for the fractional share and the U.S. holder’s adjusted tax basis in the fractional share.
      Alternatively, the receipt from us of shares of our common stock and cash may be treated as a part conversion/part sale transaction. In such case, the cash payment would be treated as proceeds from a sale of a portion of the Debenture, as described above under “— Sale, Redemption or Exchange of Debentures,” and shares of our common stock would be treated as received upon conversion of a portion of the Debenture, as described above in the preceding paragraph. A U.S. holder’s tax basis in the Debenture would be allocated pro rata between the shares of our common stock received (including any fractional share treated as received) and the portion of the Debenture that is treated as sold for cash based upon the relative values of shares of our common stock received and the cash payment.
      In either case, the holding period of any shares of our common stock received upon conversion should include the holding period of the Debenture converted. All or a portion of any gain recognized upon conversion of a Debenture that has accrued market discount not previously included in income might be recognized as ordinary income. See the discussion above under “ — Market Discount.”
      Other characterizations may also be possible. Prospective purchasers should consult their own tax advisors as to the tax treatment of the receipt from us of a combination of cash and shares of our common stock upon conversion of a Debenture.
      Upon a conversion of a Debenture where we deliver solely cash, such cash payment will be treated as a sale of the Debenture by the U.S. holder as described above under “— Sale, Redemption or Exchange of Debentures.”
      Notwithstanding the discussion above, the fair market value of shares of our common stock and cash received with respect to accrued and unpaid interest should be excluded from the computation of gain described above and instead taxed as a payment of interest (as described under “— Payments of Interest,” above). A U.S. holder’s tax basis in any such shares of our common stock received will be equal to such common stock’s fair market value upon conversion, and the holding period of such shares will commence on the day after the date of conversion.

Conversion Rate Adjustments
      The conversion rate of the Debentures is subject to adjustment under certain circumstances (see “Description of the Debentures — Conversion Rights — Make Whole Amount and Public Acquirer

Change of Control” and “Description of the Debentures — Conversion Rights”). Certain adjustments to (or the failure to make such adjustments to) the conversion rate of the Debentures that increase the proportionate interest of a U.S. holder in our assets or earnings and profits may result in a taxable constructive distribution to the holders of the Debentures, whether or not the holders ever convert their Debentures. This could occur, for example, if the conversion rate is adjusted to compensate holders of Debentures for certain distributions of cash or property to our stockholders. Such a constructive distribution will be treated as a dividend, resulting in ordinary income, to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. It is unclear whether any such constructive dividend would be eligible for the reduced rate of U.S. federal income tax applicable to certain dividends received by individual holders or the dividends received deduction applicable to corporate holders. As a result of the treatment of a conversion rate adjustment as a deemed dividend, U.S. holders of Debentures could recognize taxable income as a result of an event pursuant to which they receive no cash or property. Generally, a U.S. holder’s tax basis in a Debenture will be increased to the extent any such constructive distribution is treated as a dividend. Moreover, if there is an adjustment (or a failure to make an adjustment) to the conversion rate of the Debentures that increases the proportionate interest of the holders of our outstanding common stock in our assets or earnings and profits, then such increase in the proportionate interest of the holders of our common stock generally will be treated as a constructive distribution to such holders, taxable as described above.
      In the event of a “public acquirer change of control,” we may elect to change the conversion right as described under “Description of the Debentures — Conversion Rights — Make Whole Amount and Public Acquirer Change of Control.” The tax consequences to a holder if we exercise that election are unclear, and may vary depending on the circumstances of such public acquirer change of control. The election may result in a constructive dividend, as described above, or in a deemed exchange of Debentures for tax purposes, which may or may not be taxable for U.S. federal income tax purposes. Prospective purchasers should consult their own tax advisors as to the potential tax consequences of such a change in the conversion right.

Dividends on Our Common Stock
      If a U.S. holder receives shares of our common stock upon the conversion of a Debenture and we subsequently make distributions on our common stock, the distributions will constitute dividends taxable to the holder as ordinary income for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent a U.S. holder receives distributions on shares of our common stock that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed our current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the holder’s tax basis in the shares of our common stock. Any such distributions in excess of the U.S. holder’s tax basis in its shares of our common stock generally will be treated as gain from a sale or exchange. Subject to applicable limitations, distributions on our common stock constituting dividends will qualify for the dividends received deduction applicable to holders that are U.S. corporations and may qualify for preferential rates applicable to certain non-corporate holders.
      As noted above under “Dividend Policy,” we do not currently intend to declare or pay dividends on our common stock.

Sale or Exchange of Our Common Stock
      A U.S. holder generally will recognize capital gain or loss on a sale or exchange of our common stock. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s tax basis in shares of our common stock. The holder’s basis in shares of our common stock generally will be the holder’s adjusted tax basis in the shares immediately after such shares were acquired by the holder, subject to certain adjustments, including those described above under “— Dividends on Our Common Stock.” The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the common stock. The gain or loss recognized by a U.S. holder on a sale or exchange of our common stock will be long-term capital gain or loss if the holder’s holding period for the common stock (which generally should include the holding period for the Debenture) is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deduction of capital losses is subject to limitations.

Backup Withholding and Information Reporting
      Certain noncorporate U.S. holders may be subject to IRS information reporting and backup withholding at the applicable rate (currently 28%) on payments of interest on the Debentures, dividends on shares of our common stock and proceeds from the sale or other disposition of the Debentures or our common stock. Backup withholding will only be imposed if a noncorporate U.S. holder fails to furnish its taxpayer identification number (“TIN”), furnishes an incorrect TIN, is notified by the IRS that he or she has failed to properly report payments of interest or dividends, or, under certain circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct TIN and has not been notified by the IRS that he or she is subject to backup withholding.
      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments to a U.S. holder can be refunded or credited against the U.S. holder’s U.S. federal income tax liability, if any, if certain required information is furnished to the IRS in a timely manner.
Non-U.S. Holders

Payments of Interest
      In general, payments of interest on the Debentures to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and will not be subject to U.S. federal income or withholding tax provided such interest is not effectively connected with the conduct of a trade or business within the United States by such non-U.S. holder if:

•	such non-U.S. holder does not actually or by attribution own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	such non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us, actually or by attribution, through stock ownership;

•	such non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and

•	the certification requirements, as described below, are satisfied.
      To satisfy the certification requirements referred to above, either (i) the beneficial owner of a Debenture must certify, under penalties of perjury, to the payor that such owner is not a “U.S. person” as defined in the Code and must provide such owner’s name and address, and TIN, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business (a “Financial Institution”), and holds the Debenture on behalf of the beneficial owner thereof must certify, under penalties of perjury, to us or our paying agent, as the case may be, that such certificate has been received from the beneficial owner and must furnish the payor with a copy thereof. Such requirement will be fulfilled if the beneficial owner of a Debenture certifies on IRS Form W-8 BEN, under penalties of perjury, that it is a non-U.S. person and provides its name and address or any Financial Institution holding the Debenture on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof). Special certification rules apply for Debentures held by foreign partnerships, foreign trusts and other intermediaries.
      If interest on the Debenture is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (and, if an applicable tax treaty so requires, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder generally will not be subject to U.S. federal withholding tax (provided that the certification requirements discussed in the next sentence are met), but generally will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. holder. In order to claim an exemption from withholding tax, such a non-U.S. holder must provide the payor with a properly executed IRS Form W-8ECI certifying, under penalties of perjury, that the holder is a non-U.S. person and the interest is effectively connected with the holder’s conduct of a U.S. trade or business and is includible in the holder’s gross income. In addition, if such non-U.S. holder engaged in a U.S. trade or business is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
      Interest on Debentures not effectively connected with a U.S. trade or business and not excluded from U.S. federal withholding tax under the “portfolio interest” exception described above generally will be subject to withholding at a 30% rate, except where a non-U.S. holder can claim the benefits of an applicable tax treaty to reduce or eliminate such withholding tax and demonstrates such eligibility to the payor and the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to, and procedures for claiming, a reduced rate of withholding under a tax treaty.
      As described above under “— U.S. Holders — Additional Amounts,” we are obligated to pay additional amounts in the event of a registration default (see “Description of the Debentures — Registration Rights”), and will adjust the conversion rate of the Debentures in certain circumstances (see “Description of the Debentures — Conversion Rights — Make Whole Amount and Public Acquirer Change of Control” and “Description of the Debentures — Conversion Rights”), which adjustment may result in a constructive distribution to holders of the Debentures. We do not intend to treat the possibility of such additional payments or constructive distributions as affecting the amount of interest or OID to be recognized by the holder of a Debenture or the timing or character of such recognition because we believe that the likelihood of any such payments or constructive distributions is remote or that such payments or constructive distributions are subject to other exceptions. It is possible, however that the IRS may take a different position, in which case the withholding tax and other tax consequences of the ownership and disposition of the Debentures could differ significantly from those described herein. The remainder of this discussion assumes that no such position is taken or sustained. Non-U.S. holders should consult their tax advisor with regard to the potential application of these rules.
      If we are required to pay additional amounts upon a registration default as described in “Description of the Debentures — Registration Rights,” the treatment of such amounts as interest, portfolio interest, or other form of payment is uncertain, and such amounts may therefore be subject to withholding.

Conversion of the Debentures
      To the extent a non-U.S. holder recognizes gain upon conversion of a Debenture, such gain would be subject to the rules described below with respect to the sale or exchange of a Debenture or shares of our common stock. See “— Sale or Exchange of the Debentures or Our Common Stock” below.

Conversion Rate Adjustments
      The conversion rate of the Debentures is subject to adjustment in certain circumstances, and such adjustments could, in certain circumstances, give rise to a deemed distribution to non-U.S. holders of the Debentures. See “— U.S. Holders — Conversion Rate Adjustments” above. In such case, the deemed distribution would be subject to the rules below regarding withholding of U.S. federal tax on dividends in respect of our common stock. See “— Dividends on Our Common Stock” below. It is possible that such withholding tax would be withheld from amounts owed to a non-U.S. holder, including but not limited to interest, shares of our common stock, or sales proceeds subsequently paid or credited to such holder.
      In the event of a “public acquirer change of control,” we may elect to change the conversion right as described under “Description of the Debentures — Conversion Rights — Make Whole Amount and Public Acquirer Change of Control.” The tax consequences to a non-U.S. holder if we exercise that election are unclear, and may vary depending on the circumstances of such public acquirer change of control. The election may result in a constructive distribution which may be classified as a dividend to the extent of our current and accumulated earnings and profits, as described above, or in a deemed exchange of Debentures for tax purposes, which may be taxable for U.S. federal income tax purposes. The consequences of a taxable exchange are described in “— Non-U.S. Holders — Sale or Exchange of the Debentures or Our Common Stock” below. Prospective purchasers should consult their own tax advisors as to the potential tax consequences of such a change in the conversion right.

Sale or Exchange of the Debentures or Our Common Stock
      A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition (including a redemption, or the disposition of a Debenture to a financial institution in an “exchange in lieu of conversion” as described under “Description of the Debentures — Exchange in Lieu of Conversion”) of a Debenture or any shares of our common stock received upon conversion thereof unless:

•	the non-U.S. holder is an individual who was present in the United States for 183 or more days during the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a flat 30% tax on its U.S.-sourced net gain, if any, from the sale or disposition of such non-U.S. holder’s capital assets and sold or otherwise disposed of during the taxable year;

•	the gain is effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder (and, if an applicable tax treaty so requires, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), in which case the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the regular graduated United States federal income tax rates and in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” described above may also apply; or

•	we are a “United States real property holding corporation” at any time within the shorter of the five year period preceding such disposition or such holder’s holding period.
      We do not believe that we currently are a United States real property holding corporation. However, if we are, or in the future become, a United States real property holding corporation, a non-U.S. holder might be subject to U.S. federal income and, in certain circumstances, withholding tax with respect to gain realized on the disposition of Debentures or shares of our common stock. In that case, any tax withheld pursuant to the rules applicable to dispositions of a U.S. real property interest would be creditable against such non-U.S. holder’s U.S. federal income tax liability and might entitle such non-U.S. holder to a refund upon furnishing required information to the IRS. However, even if we are or were to become a United States real property holding corporation, any gain realized on the disposition of shares of our common stock or Debentures would only be subject to U.S. federal income and, in certain circumstances, withholding tax if (i) in the case of (a) our common stock, or (b) Debentures that become regularly traded on a securities market, the non-U.S. holder owned, actually or by attribution, more than 5% of such common stock or regularly traded Debentures within five years before the disposition of such common stock or Debentures and (ii) in the case of Debentures that were not regularly traded, the non-U.S. holder owned, actually or by attribution, such Debentures which, as of any date on which any Debentures were acquired by the holder, had a fair market value greater than the fair market value on that date of 5% of our common stock. If the foregoing conditions were met, then any gain recognized by a non-U.S. holder on the sale, exchange, or other disposition of Debentures or shares of our common stock would be treated as effectively connected with a U.S. trade or business and would be subject to U.S. federal income tax at the regular graduated rates and in the manner applicable to U.S. persons.

Dividends on Our Common Stock
      If a non-U.S. holder receives shares of our common stock upon the conversion of a Debenture and we subsequently make distributions on our common stock, the distributions will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Except as described below, dividends paid on our common stock held by a non-U.S. holder will be subject to U.S. federal withholding tax at a rate of 30% or lower treaty rate, if applicable. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish the payor with a valid IRS Form W-8BEN (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to the payor prior to the payment of any dividends on our common stock and must be updated periodically. Non-U.S. holders that do not timely provide the payor with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to, and procedures for claiming, a reduced rate of withholding under a tax treaty.
      If dividends paid to a non-U.S. holder are effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder (and, if an applicable tax treaty so requires, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the payor generally is not required to withhold tax from the dividends, provided that the non-U.S. holder furnishes to the payor a valid IRS Form W-8ECI certifying, under penalties of perjury, that the holder is a non-U.S. person, and the dividends are effectively connected with the holder’s conduct of a U.S. trade or business and are includible in the holder’s gross income. Dividends on common stock exempt from the withholding tax as effectively-connected income nevertheless will be subject to a graduated U.S. federal income tax on a net income basis as if such amounts were earned by a U.S. person. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to a “branch profits tax” equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.
      As noted above under “Dividend Policy,” we do not currently intend to declare or pay dividends on our common stock.

Backup Withholding and Information Reporting
      Treasury regulations require annual reporting to the IRS and to each non-U.S. holder of the amount of interest or dividends paid to that holder and the tax withheld from those payments of interest or dividends. These information reporting requirements apply regardless of whether withholding was not required because the payments consisted of “portfolio interest” that is exempt from withholding, the payments were effectively connected with a U.S. trade or business or withholding was reduced or eliminated by any applicable tax treaty. Copies of the information returns reporting those payments of interest or dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.
      A non-U.S. holder generally will not be subject to additional information reporting or to backup withholding at the applicable rate (currently 28%) with respect to payments of interest on the Debentures or dividends on common stock provided the holder has furnished to the payor or broker a valid IRS Form W-8BEN certifying, under penalties of perjury, its status as a non-U.S. person or otherwise established an exemption.
      The payment of the proceeds of the sale or other disposition of the Debentures or shares of our common stock by a non-U.S. holder to or through the U.S. office of any broker, U.S. or non-U.S., generally will be reported to the IRS and reduced by backup withholding at the applicable rate, unless the non-U.S. holder certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. The payment of the proceeds of the sale or other disposition of shares of our common stock by a non-U.S. holder to or through a non-U.S. office of a non-U.S. broker will not be reduced by backup withholding or reported to the IRS, unless the non-U.S. broker has certain enumerated connections with the United States. In general, the payment of proceeds from the sale or other disposition of shares of our common stock by or through a non-U.S. office of a broker that is a U.S. person or has certain enumerated connections with the United States will be reported to the IRS and may be reduced by backup withholding at the applicable rate, unless the non-U.S. holder certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption or the broker has specified documentary evidence in its files that the holder is a non-U.S. holder.
      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, if certain required information is furnished to the IRS in a timely manner. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules in their particular circumstances.

U.S. Estate Tax
      Debentures owned or treated as owned by an individual who is not a citizen or resident (as specifically defined for U.S. federal estate tax purposes) of the United States at the time of death, referred to as a “nonresident decedent,” will not be includible in the nonresident decedent’s gross estate for U.S. federal estate tax purposes as a result of such nonresident decedent’s death, provided that, at the time of death, the nonresident decedent does not own, actually or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote and payments with respect to such Debentures would not have been effectively connected with the conduct of a U.S. trade or business by the nonresident decedent. Shares of our common stock owned or treated as owned by a nonresident decedent will be includible in the nonresident decedent’s gross estate for U.S. federal estate tax purposes as a result of the nonresident decedent’s death. Subject to applicable treaty limitations, if any, a nonresident decedent’s estate may be subject to U.S. federal estate tax on property includible in the estate for U.S. federal estate tax purposes.
CERTAIN ERISA CONSIDERATIONS
      To the extent the Debentures are purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or by an individual retirement account or employee benefit plan subject to Section 4975 of the Code, the following considerations should be made. A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of a Debenture is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code, must also determine that its purchase and holding of Debentures does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. To address the above concerns, the Debentures may not be purchased by or transferred to any investor unless the investment complies with the two representations contained at the end of the “Notice to Investors”, which are designed to ensure that the acquisition of the Debentures will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code.

SELLING SECURITYHOLDERS
      We originally issued the Debentures in a private placement in August 2005. The Debentures were resold by the initial purchasers to qualified institutional buyers under Rule 144A under the Securities Act. Selling securityholders, including, to the extent permitted, their transferees, pledgees or donees or their successors, may offer and sell the Debentures and the common stock issuable upon conversion of the Debentures pursuant to this prospectus.
      The following table sets forth certain information as of October 12, 2005 with respect to the selling securityholders and the principal amount of Debentures and the number of shares of our common stock that are beneficially owned by each selling securityholder and that may be offered and sold from time to time using this prospectus. We have prepared this table using information furnished to us by or on behalf of the selling securityholders and we have not independently verified the information. The selling securityholders identified below may have sold, transferred or disposed of all or a portion of their Debentures since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act without having notified us of such sale, transfer or disposition.
      Except as indicated below, to our knowledge, no selling securityholder nor any of its affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.

	Principal Amount of Debentures at
	Maturity
			Number of Shares of Common Stock
	Principal Amount of
	Debentures	Percentage of	Number of Shares of	Percentage of
	Beneficially Owned and	Debentures	Common Stock That	Outstanding Shares
	That May be Sold	Outstanding	May be Sold(1)	of Common Stock(2)

Associated Electric & Gas Insurance Services Limited(3)	$500,000	*	8,167.3	*
BNP Paribas Equity Strategies, SNC(4)(9)	1,344,000	*	21,953.6	*
CALAMOS® Convertible and High Income Fund	8,000,000	3.6%	130,676.0	*
CALAMOS® Convertible Opportunities and Income Fund	7,000,000	3.1%	114,341.5	*
CALAMOS® Global Growth & Income Fund — CALAMOS® Investment Trust	2,700,000	1.2%	44,103.2	*
CALAMOS® High Yield Fund — CALAMOS®Investment Trust	2,000,000	*	32,669.0	*
CALAMOS® Strategic Total Return Fund	20,000,000	8.9%	326,690.0	*
CBARB a segregated accounts company of Geode Capital Master Fund Ltd., an open-ended exempted mutual fund company registered as a segregated accounts company under the laws of Bermuda	3,000,000	1.3%	49,003.5	*
Cervantes Portfolio LLC(3)	300,000	*	4,900.4	*
CIGNA-Connecticut General Life Insurance Company(3)	550,000	*	8,984.0	*
CIGNA-Connecticut Life Insurance Company of North America(3)	250,000	*	4,083.6	*
Citigroup Global Markets Inc.(5)	17,977,000	8.0%	293,645.3	*

	Principal Amount of Debentures at
	Maturity
			Number of Shares of Common Stock
	Principal Amount of
	Debentures	Percentage of	Number of Shares of	Percentage of
	Beneficially Owned and	Debentures	Common Stock That	Outstanding Shares
	That May be Sold	Outstanding	May be Sold(1)	of Common Stock(2)

City of Cincinnati Retirement System(3)	250,000	*	4,083.6	*
CMH Strategies Limited	71,000	*	1,159.7	*
Convertible Securities Fund	25,000	*	408.4	*
CooperNeff Convertible Strategies (Cayman) Master Fund, LP	290,000	*	4,737.0	*
Ellington Overseas Partners, Ltd.	5,900,000	2.6%	96,373.6	*
Earlham Foundation(3)	100,000	*	1,633.5	*
Employees’ Retirement System of Rhode Island(3)	500,000	*	8,167.3	*
Evangelical Lutheran Church in America Board of Pensions(3)	300,000	*	4,900.4	*
Evangelical Lutheran Church in America Board of Pension Social Criteria(3)	100,000	*	1,633.5	*
Fore Convertible Master Fund, Ltd.	5,000,000	2.2%	81,672.5	*
Fore Erisa Fund, Ltd.	1,000,000	*	16,334.5	*
GMAM Investment Funds Trust(3)	1,000,000	*	16,334.5	*
Goldman Sachs & Co.(6)(7)	2,500,000	1.1%	40,836.3	*
Grace Convertible Arbitrage Fund, Ltd.	4,000,000	1.8%	65,338.0	*
Guggenheim Portfolio Company VIII (Cayman), Ltd.	1,000,000	*	16,334.5	*
HH Managed Account 9 Limited(3)	100,000	*	1,633.5	*
Honeywell International Inc. Master Retirement Trust(3)	1,000,000	*	16,334.5	*
Horace Mann Allegiance Life Insurance(3)	50,000	*	816.7	*
Horace Mann Insurance Company(3)	150,000	*	2,450.2	*
Horace Mann Life Insurance Company(3)	400,000	*	6,533.8	*
Horace Mann Teachers Insurance Company(3)	100,000	*	1,633.5	*
INOVA Health Care Services	350,000	*	5,717.1	*
JMG Capital Partners, LP	17,500,000	7.8%	285,853.8	*
JMG Triton Offshore Fund, Ltd.	11,000,000	4.9%	179,679.5	*
KBC Financial Products USA, Inc.(7)	1,500,000	*	24,501.8	*
Kellog Co. Master Retirement Trust(3)	500,000	*	8,167.3	*
The Kellog Company — Welfare Benefit Trust(3)	100,000	*	1,633.5	*
Lyxor/ Convertible Arbitrage Fund Limited	98,000	*	1,600.8	*

	Principal Amount of Debentures at
	Maturity
			Number of Shares of Common Stock
	Principal Amount of
	Debentures	Percentage of	Number of Shares of	Percentage of
	Beneficially Owned and	Debentures	Common Stock That	Outstanding Shares
	That May be Sold	Outstanding	May be Sold(1)	of Common Stock(2)

Man Mac 1 Limited(8)	3,000,000	1.3%	49,003.5	*
Mohican VCA Master Fund, Ltd.	1,000,000	*	16,334.5	*
Municipal Employees Benefit Trust	357,000	*	5,831.4	*
Nations Convertible Securities Fund	3,975,000	1.8%	64,929.6	*
Pension Reserves Investment Trust(3)	1,500,000	*	24,501.8	*
Permal Global High Yield Holdings N.V.(3)	500,000	*	8,167.3	*
Primus High Yield Bond Fund, L.P.(3)	1,000,000	*	16,334.5	*
Quest Global Convertible Master Fund Ltd.	100,000	*	1,633.5	*
Salomon Brothers Asset Management, Inc.(9)	15,525,000	6.9%	253,593.1	*
Singlehedge US Convertible Arbitrage Fund	92,000	*	1,502.8	*
Southwest Carpenters Pension Trust(3)	250,000	*	4,083.6	*
Sturgeon Limited	176,000	*	2,874.9	*
Texas County & District Retirement System(3)	500,000	*	8,167.3	*
The Noyce Foundation(3)	100,000	*	1,633.5	*
The Salvation Army — Eastern Territory(3)	100,000	*	1,633.5	*
Vicis Capital Master Fund	10,000,000	4.4%	163,345.0	*
Wachovia Capital Markets LLC(7)	17,000,000	7.6%	277,686.5	*
Wyeth Retirement Plan — U.S. Master Trust(3)	300,000	*	4,900.4	*
Unknown(10)	51,020,000	22.7%	833,386.19	1.5%

TOTAL	$225,000,000.00	100%	3,675,262.5	6.45%

*	Less than 1%.

(1)	The number of shares of our common stock issuable upon conversion of the Debentures assumes a selling securityholder would receive the maximum number of shares of common stock issuable in connection with the conversion of the full amount of Debentures held by such selling securityholder at the initial conversion rate of 16.3345 shares of our common stock per $1,000 in principal amount of the Debentures. Because we will pay cash in lieu of fractional shares upon conversion in accordance with the indenture, the total number of shares of common stock that may be sold as presented in this table may exceed the sum of the shares that each of the selling securityholders will hold upon conversion. The conversion rate and the number of shares issuable upon conversion of the Debentures may adjust under circumstances described under “Description of Debentures — Conversion Rights — Conversion Rate Adjustments.” Accordingly, the maximum number of shares of our common stock issuable upon conversion of the Debentures may increase or decrease from time to time.

(2)	Calculated based on 56,980,458 shares of common stock outstanding on June 30, 2005. In calculating this amount for each holder, we treated as outstanding the number of common shares issuable upon conversion of all of the holder’s debentures, but we did not assume conversion of any other holder’s debentures and we included any shares reported by the selling securityholder as being beneficially owned by such holder in addition to the registrable shares.

(3)	Shenkman Capital Management, Inc. acts as investment manager for the selling securityholder’s account. Neither Shenkman Capital, its affiliates, officers, directors or owners is a registered broker-dealer or an “affiliate” of a broker-dealer (based on information provided to us by Shenkman Capital Management, Inc.).

(4)	As of the date of the selling securityholder’s questionnaire, the selling securityholder was under common control with BNP Paribas Securities and beneficially owned 1,003 shares of common stock in addition to the registrable securities indicated in the table.

(5)	Citigroup Global Markets Inc. is a broker-dealer and therefore an underwriter, and served as an Initial Purchaser of the Debentures in August 2005 (based on information provided to us by Citigroup Global Markets Inc.).

(6)	As of the date of the selling securityholder’s questionnaire (based on information provided to us by the selling securityholder), the selling securityholder beneficially owned 50,569 shares of common stock in addition to the registrable securities indicated in the table.

(7)	Selling securityholder is a broker-dealer and therefore an underwriter (based on information provided to us by the selling securityholder).

(8)	Man-Diversified Fund II Ltd. has been identified as the controlling entity of Man Mac 1 Ltd. (based on information provided to us by the selling securityholder). The manager shares of Man-Diversified Fund II Ltd. are owned 75% by Albany Management Company Limited and 25% by Man Holdings Limited. The registered shareholder of Albany Management Company Limited is Argonaut Limited, a Bermuda company which is controlled by Michael Collins, a resident of Bermuda. Man Holdings Limited is a subsidiary of Man Group plc, which is a public company listed on the London Stock Exchange.

(9)	Selling securityholder is an affiliate of a broker-dealer, purchased such securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, the selling securityholder had no agreement or understanding, directly or indirectly, with any person to distribute the securities (based on information provided to us by the selling securityholder).

(10)	Information about other selling securityholders will be set forth in amendments to the registration statement of which this prospectus is a part or supplements to this prospectus as required by the registration rights agreement and by applicable law. The number of shares shown assumes that any other holders of Debentures or common stock issued upon conversion of Debentures, or any future transferee, pledgee, donee or successor of any such holders, do not beneficially own any common stock other than common stock issuable upon conversion of the Debentures based upon the initial conversion rate.

PLAN OF DISTRIBUTION
      We will not receive any of the proceeds of the sale of the Debentures and underlying common stock offered by this prospectus. The Debentures and the underlying common stock may be sold from time to time to purchasers:

•	directly by the selling securityholders; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the Debentures and the underlying common stock (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).
      The selling securityholders and any such broker-dealers or agents who participate in the distribution of the Debentures and the underlying common stock may be deemed to be “underwriters.” As a result, any profits on the sale of the underlying common stock by selling securityholders and any discounts, commission or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders may be subject to certain statutory liabilities as underwriters under the Securities Act.
      If the Debentures and the underlying common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.
      The Debentures and the underlying common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.
      These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the Debentures and underlying common stock may be listed or quoted at the time of the sale, including the Nasdaq National Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options;

•	through the distribution by any selling security-holder to its partners, members or shareholders; or

•	through a combination of the above.
      These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
      In connection with the sales of the Debentures and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the Debentures and the underlying common stock in the course of hedging their positions. The selling securityholders may also sell the Debentures and the underlying common stock short and deliver Debentures and the underlying common stock to close out short positions, or loan or pledge Debentures and the underlying common stock to broker-dealers that in turn may sell the Debentures and the underlying common stock.
      Under the securities laws of some states, the Debentures and the underlying common stock may be sold in these states only through registered or licensed brokers or dealers. In addition, in some states, the Debentures and underlying common stock may not be sold unless the Debentures and underlying common stock have been registered or qualified for sale in these states or an exemption from registration or qualification is available and is complied with.
      To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Debentures and the underlying common stock by the selling securityholders. Selling securityholders may not sell any or all of the Debentures and the underlying common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that any such selling securityholder will not transfer, devise or gift the Debentures and the underlying common stock by other means not described in this prospectus.
      Our common stock is quoted on the Nasdaq National Market under the symbol “LPNT.” The Debentures are currently available for trading among qualified institutional buyers in the PORTAL Market, as subsidiary of The Nasdaq National Market, Inc. However, no assurance can be given as to the development of liquidity or any trading market for the Debentures.
      There can be no assurance that any selling securityholder will sell any or all of the Debentures or the underlying common stock pursuant to this prospectus. In addition, any Debentures or underlying common stock converted by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.
      The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of the purchases and sales of any of the Debentures and the underlying common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the Debentures and the underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the Debentures and the underlying common stock and the ability of any person or entity to engage in market-making activities with respect to the Debentures and the underlying common stock.
      Pursuant to the registration rights agreement that has been incorporated by reference as an exhibit to this registration statement, we have agreed under certain circumstances to indemnify and hold harmless the selling securityholders against certain liabilities.
      We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Debentures and the underlying common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents and transfer taxes.

LEGAL MATTERS
      The validity of the Debentures and the common stock issuable upon conversion of the Debentures will be passed upon for us by Dewey Ballantine LLP, New York, New York. As of September 1, 2005, a partner of Dewey Ballantine LLP owned 13 shares of LifePoint common stock.
EXPERTS
      The consolidated financial statements of LifePoint Hospitals, Inc. for the year ended December 31, 2004, and LifePoint Hospitals Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, appearing in LifePoint Hospitals, Inc.’s Annual Report (Form 10-K) filed with the SEC on March 1, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
      The consolidated financial statements of Province Healthcare Company for the year ended December 31, 2004 and Province Healthcare Company management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included, therein, appearing in Province Healthcare Company’s Annual Report (Form 10-K) filed with the SEC on March 24, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.
      This prospectus incorporates by reference the documents set forth below that each of LifePoint, Historic LifePoint and Province has previously filed with the SEC. These documents contain important information about LifePoint, Historic LifePoint and Province and their respective finances. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus.
Historic LifePoint and LifePoint Filings:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	Amendment No. 1 on Form 10-K/ A to the Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005; and

•	Current Reports on Form 8-K dated March 16, 2005, March 18, 2005, March 21, 2005, March 28, 2005, April 1, 2005, April 4, 2005, April 13, 2005, April 15, 2005 (as amended by that Amendment No. 1 to the Current Report on Form 8-K, dated April 20, 2005), May 12, 2005, May 16, 2005, June 6, 2005, June 15, 2005 and July 7, 2005, July 18, 2005, July 29, 2005, August 10, 2005 and August 23, 2005.

Province Filings:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004; and

•	Current Reports on Form 8-K dated March 16, 2005, March 18, 2005, March 28, 2005 and April 13, 2005.
      We are also incorporating by reference additional documents that we file with the SEC under Sections 13(a), 13(e), 14 or 15(d) of the Exchange Act between the date of this prospectus and termination or completion of this offering (excluding any information furnished pursuant to Items 2.02 or 7.01 on any current report on Form 8-K). In addition, all documents that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference herein.
      If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. Stockholders may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:
LifePoint Hospitals, Inc.
Attention: Penny Brake, Investor Relations
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
Telephone: (615) 372-8532
You can also get more information by visiting our investor relations website at http://www.lifepointhospitals.com. Website materials are not part of this prospectus.

Part II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by LifePoint in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$26,933.00
Accounting fees and expenses	30,000.00
Legal fees and expenses	30,000.00
Printing and engraving expenses	10,000.00
Miscellaneous expenses	4,000.00

Total:	$100,933.00

Item 15.	Indemnification of Directors and Officers
      Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.
      Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.
      Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.
      Article Thirteenth of our certificate of incorporation requires indemnification to the fullest extent permitted under the DGCL, as may be amended, of any person who is or was a director or officer of LifePoint who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of LifePoint or was serving at the request of us as a director, officer, employee or agent of any other enterprise.
      The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and Article Thirteenth of our certificate of incorporation.

Item 16.	Exhibits

*4	.1	Indenture, dated August 10, 2005, between LifePoint Hospitals, Inc., as Issuer, and Citibank, N.A., as Trustee.

*4	.2	Form of 3.25% Convertible Senior Subordinated Debenture due 2025 (included as part of Exhibit 4.1).

*4	.3	Registration Rights Agreement, dated as of August 10, 2005, between LifePoint Hospitals, Inc. and Citigroup Global Markets Inc. as Representative of the Initial Purchasers.

**5	.1	Opinion of Dewey Ballantine LLP.

**12	.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.

23.1		Consent of Ernst & Young LLP.

**23	.3	Consent of Dewey Ballantine LLP (included in its opinion filed as Exhibit 5.1).

**24	.1	Power of Attorney (included on the signature page).

**25	.1	Statement of Eligibility and Qualification of Trustee on Form T-1.

*	Incorporated by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2005.

**	Previously filed.

Item 17.	Undertakings
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase and decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the financial adjudication of such issue.
      (d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on October 18, 2005.

LIFEPOINT HOSPITALS, INC.

By:	/s/ Kenneth C. Donahey

Kenneth C. Donahey
Chairman of the Board, President and
Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Kenneth C. Donahey Kenneth C. Donahey		Chairman of the Board, President and Chief Executive Officer (principal executive officer)	October 18, 2005

/s/ Michael J. Culotta Michael J. Culotta		Chief Financial Officer (principal financial and accounting officer)	October 18, 2005

* Richard H. Evans		Director	October 18, 2005

* DeWitt Ezell, Jr.		Director	October 18, 2005

* Michael P. Haley		Director	October 18, 2005

* Ricki Tigert Helfer		Director	October 18, 2005

* William V. Lapham		Director	October 18, 2005

* John E. Maupin, Jr. D.D.S.		Director	October 18, 2005

* Owen G. Shell, Jr.		Director	October 18, 2005

*By:	/s/ Michael J. Culotta Michael J. Culotta Attorney-in-Fact		October 18, 2005

EXHIBIT INDEX

*4	.1	Indenture, dated August 10, 2005, between LifePoint Hospitals, Inc., as Issuer, and Citibank, N.A., as Trustee.

*4	.2	Form of 3.25% Convertible Senior Subordinated Debenture due 2025 (included as part of Exhibit 4.1).

*4	.3	Registration Rights Agreement, dated as of August 10, 2005, between LifePoint Hospitals, Inc. and Citigroup Global Markets Inc. as Representative of the Initial Purchasers.

**5	.1	Opinion of Dewey Ballantine LLP.

**12	.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.

23.1		Consent of Ernst & Young LLP.

**23	.3	Consent of Dewey Ballantine LLP (included in its opinion filed as Exhibit 5.1).

**24	.1	Power of Attorney (included on the signature page).

**25	.1	Statement of Eligibility and Qualification of Trustee on Form T-1.

*	Incorporated by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2005.

**	Previously filed.